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Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

Case No. 02-12834 and 02-41729 through 02-41957*
Chapter 11

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(Name of Debtors)

Monthly Operating Report for
the period ended October 31, 2005 **

Debtors' Address:
5619 DTC Parkway
Greenwood Village, CO 80111

Willkie Farr & Gallagher LLP
(Debtors' Attorneys)

Monthly Operating Income: $39,480
($ in thousands)

Report Preparer:

The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.**

Date: November 23, 2005

/s/ SCOTT D. MACDONALD Scott D. Macdonald Senior Vice President and Chief Accounting Officer

Indicate if this is an amended statement by checking here

AMENDED STATEMENT

*
Refer to Schedule VI for a listing of Debtors by Case Number.

**
All amounts herein are unaudited and subject to revision. The Debtors reserve all rights to revise this report.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
UNAUDITED CONSOLIDATED BALANCE SHEET
(Dollars in thousands, except share data)

October 31, 2005
ASSETS:
Current assets:
Cash and cash equivalents	$328,045
Restricted cash	23,035
Accounts receivables, net	100,917
Receivable for securities	25,129
Other current assets	184,730

Total current assets	661,856

Noncurrent assets:
Restricted cash	266,806
Investments in equity affiliates	7,029
Receivable from Non-Filing Entities	731,539
Property and equipment, net	4,248,932
Intangible assets, net	7,068,581
Other noncurrent assets, net	78,571

Total assets	$13,063,314

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$66,236
Subscriber advance payments and deposits	31,045
Accrued liabilities	567,794
Deferred income	23,458
Current portion of parent and subsidiary debt	815,515

Total current liabilities	1,504,048

Noncurrent liabilities:
Other liabilities	34,857
Deferred income	60,848
Deferred income taxes	827,457

Total noncurrent liabilities	923,162
Liabilities subject to compromise	18,463,633

Total liabilities	20,890,843

Minority's interest in equity of subsidiary	75,903
Stockholders' equity:
Series preferred stock	397
Class A and Class B common stock, $.01 par value, 1,500,000,000 shared authorized, 254,842,636 shares issued and outstanding	2,548
Additional paid-in capital	9,567,055
Accumulated other comprehensive income	42
Accumulated deficit	(17,445,537)
Treasury stock, at cost	(27,937)

Total stockholders' equity	(7,903,432)

Total liabilities and stockholders' equity	$13,063,314

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)

	Month Ended October 31, 2005	Forty Months Ended October 31, 2005
Revenue	$350,434	$12,578,982
Cost and expenses:
Direct operating and programming	205,047	8,108,007
Selling, general and administrative	33,499	956,436
Investigation, re-audit and sale transaction costs	5,105	249,370
Depreciation and amortization	67,303	3,642,573
Impairment of long-lived assets	—	2,108,829
Provision for uncollectible amounts due from TelCove	—	13,899
Provision for uncollectible amounts due from the Rigas Family and Rigas Family Entities	—	55,367
Gains on dispositions of long-lived assets, net	—	(10,595)

Total costs and expenses	310,954	15,123,886

Operating income (loss)	39,480	(2,544,904)
Other expense:
Interest expense, net of amounts capitalized (contractual interest expense was $116,956 and $4,013,538 during October 2005 and during the forty months ended October 31, 2005, respectively)	(49,937)	(1,450,984)
Impairment of cost and available for sale investments	—	(18,282)
Other income (expense), net	82	(336,094)

Total other expense, net	(49,855)	(1,805,360)
Loss from continuing operations before reorganization expenses, income taxes, share of losses of equity affiliates and minority's interest	(10,375)	(4,350,264)
Reorganization expenses due to bankruptcy	(5,998)	(273,957)

Loss from continuing operations before income taxes, share of losses of equity affiliates and minority's interest	(16,373)	(4,624,221)
Income tax expense	—	(291,596)
Share of losses of equity affiliates, net	(290)	(122,706)
Minority's interest in loss of subsidiary	559	72,688

Loss from continuing operations before cumulative effect of accounting change	(16,104)	(4,965,835)
Discontinued operations, net (includes $97,902 related to the cost of TelCove settlement)	—	(128,749)

Loss before cumulative effect of accounting change	(16,104)	(5,094,584)
Cumulative affect of accounting change	—	(262,847)

Net loss	(16,104)	(5,357,431)
Beneficial conversion feature	—	(19,419)

Net loss applicable to common stockholders	$(16,104)	$(5,376,850)

Basic and diluted loss per weighted average share of common stock	$(0.06)	$(21.19)

Basic and diluted weighted average shares of common stock outstanding (in thousands)	253,748	253,748

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Month Ended October 31, 2005	Forty Months Ended October 31, 2005
Cash flows from operating activities:
Net loss	$(16,104)	$(5,357,431)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	67,303	3,642,573
Impairment of long-lived assets	—	2,108,829
Provision for uncollectible amounts due from TelCove	—	13,899
Provision for uncollectible amounts due from the Rigas Family and Rigas Family Entities	—	55,367
Gains on dispositions of long-lived assets	—	(10,595)
Amortization of debt issuance costs	277	111,100
Impairment of cost and available-for-sale investments	—	18,282
Provision for settlements	—	400,794
Reorganization expenses due to bankruptcy	5,998	273,957
Deferred tax expense	—	313,563
Share of losses of equity affiliates, net	290	122,706
Minority's interest in loss of subsidiary	(559)	(72,688)
Other noncash gains	—	9,386
Depreciation, amortization and other non-cash items from discontinued operations	—	89,268
Cumulative effect of accounting change	—	262,847
Change in operating assets and liabilities	(6,321)	(132,445)

Net cash provided by operating activities before payment of reorganization expenses	50,884	1,849,412
Reorganization expenses paid during the period	(6,477)	(256,295)

Net cash provided by operating activities	44,407	1,593,117

Cash flows from investing activities:
Expenditures for property, plant and equipment	(49,256)	(2,117,112)
Change in restricted cash	(264,925)	(287,713)
Proceeds from sale of investments	263,770	319,789
Other	3,416	88,031

Net cash used in investing activities	(46,995)	(1,997,005)

Cash flows from financing activities:
Proceeds from debt	6,000	1,943,750
Repayments of debt	(1,389)	(1,238,912)
Payment of debt issuance costs	—	(111,252)

Net cash provided by financing activities	4,611	593,586

Change in cash and cash equivalents	2,023	189,698
Cash and cash equivalents, beginning of period	326,022	138,347

Cash and cash equivalents, end of period	$328,045	$328,045

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Background and Basis of Presentation

        Adelphia Communications Corporation ("Adelphia") and its consolidated subsidiaries (collectively, the "Company") are engaged primarily in the cable television business. The cable systems owned by the Company are located in 31 states and Brazil. In June 2002, Adelphia and substantially all of its domestic subsidiaries (the "Debtors") filed voluntary petitions to reorganize (the "Chapter 11 Cases") under Chapter 11 of Title 11 ("Chapter 11") of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). On October 6 and November 15, 2005, certain additional subsidiaries filed voluntary petitions to reorganize at which time they became part of the Debtors and the Chapter 11 Cases. Adelphia has entered into definitive agreements with Time Warner NY Cable LLC ("TW NY") and Comcast Corporation ("Comcast") providing for the sale of substantially all of the Company's U.S. assets. For additional information, see Note 2.

        Solely for the purposes of the accompanying unaudited consolidated financial statements, the accounts of Adelphia, including its majority-owned subsidiaries and subsidiaries that are at least 50% owned and controlled by Adelphia, are included with the exception of those subsidiaries (the "Non-Filing Entities") who did not file voluntary petitions under Chapter 11 of the Bankruptcy Code. All inter-entity transactions between the Debtors are eliminated. The Non-Filing Entities as of October 31, 2005 include Palm Beach Group Cable, Inc., Praxis Capital Ventures, L.P., Adelphia Brasil, Ltda and STV Communications. As of and for the month ended October 31, 2005, the Non-Filing Entities were not significant to the consolidated results of operations, financial position or cash flows of the filing entities. The accompanying unaudited consolidated financial statements do not include the Rigas Family Entities (defined below).

        These consolidated financial statements have been prepared on a going concern basis, which assumes continuity of operations, realization of assets and satisfaction of liabilities in the ordinary course of business, and do not purport to show, reflect or provide for the consequences of the Debtors' Chapter 11 reorganization proceedings. In particular, these consolidated financial statements do not purport to show: (i) as to assets, the amount that may be realized upon their sale or their availability to satisfy liabilities; (ii) as to pre-petition liabilities, the amounts at which claims or contingencies may be settled, or the status and priority thereof; (iii) as to stockholders' equity accounts, the effect of any changes that may be made in the capitalization of the Company; or (iv) as to operations, the effect of any changes that may be made in its business.

        In May 2002, certain members of the family of John J. Rigas ("Rigas Family") resigned from their positions as directors and executive officers of the Company. In addition, although the Rigas Family owned common stock with a majority of the voting power in Adelphia, the Rigas Family has not been able to exercise such voting power since the Debtors filed for protection under the Bankruptcy Code in June 2002. Prior to May 2002, the Company engaged in numerous transactions that directly or indirectly involved members of the Rigas Family and entities in which members of the Rigas Family directly or indirectly held controlling interests (collectively, the "Rigas Family Entities"). The Rigas Family Entities include certain cable television entities owned by the Rigas Family that are subject to co-borrowing arrangements with the Company (the "Rigas Co-Borrowing Entities"), as well as other Rigas Family entities (the "Other Rigas Entities"). Pursuant to the Consent Order of Forfeiture entered by the United States District Court for the Southern District of New York (the "District Court") on June 8, 2005 (the "Forfeiture Order"), all right, title and interest of the Rigas Family and the Rigas Family Entities in the Rigas Co-Borrowing Entities (other than Coudersport Television Cable Co. ("Coudersport") and Bucktail Broadcasting Corporation ("Bucktail")), certain specified real estate and any securities of the Company were forfeited to the United States on June 8, 2005, and such assets and securities are expected to be conveyed to the Company (subject to completion of forfeiture proceedings before a federal judge to determine if there are any superior claims) pursuant to an agreement between the Company and United States Attorney's Office for the Southern District of New York (the "U.S. Attorney") dated April 25, 2005 (the "Non-Prosecution Agreement") discussed in Note 7.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        The accompanying unaudited consolidated financial statements have been derived from the books and records of the Company. However, certain financial information has not been subject to procedures that would typically be applied to financial information presented in accordance with generally accepted accounting principles in the United States of America ("GAAP"). The accompanying unaudited consolidated financial statements do not include all of the information and footnote disclosures required by GAAP for complete financial statements. In the opinion of management, all disclosures considered necessary for an informative presentation have been included herein.

        The Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 with the Securities and Exchange Commission ("SEC") on October 6, 2005 ("2004 Annual Report") and subsequently filed its quarterly reports on Form 10-Q for the periods ended March 31, 2005, June 30, 2005 and September 30, 2005. The Company's website (www.adelphia.com) contains a hyperlink to the Adelphia page on the SEC's website (www.sec.gov) to access these reports. The Company has not completed the preparation of financial statements for periods subsequent to September 30, 2005 and is reviewing its books and records and other information on an ongoing basis to determine whether the accompanying unaudited consolidated financial statements of the Debtors will be supplemented or otherwise amended. The Company reserves the right to file, at any time, such supplements or amendments to these accompanying unaudited consolidated financial statements. For example, the accompanying unaudited consolidated financial statements should not be considered an admission regarding any of the Debtors' income, expenditures or general financial condition, but rather, a current compilation of the Debtors' books and records. The Company does not make, and specifically disclaims, any representation or warranty as to the completeness or accuracy of the information set forth herein.

Note 2: Bankruptcy Proceedings and Sale of Assets of the Company

Overview

        On June 25, 2002 ("Petition Date"), the Debtors filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. On June 10, 2002, Century Communications Corporation ("Century"), an indirect wholly owned subsidiary of Adelphia, filed a voluntary petition to reorganize under Chapter 11. On October 6 and November 15, 2005, certain additional subsidiaries of Adelphia filed voluntary petitions to reorganize under Chapter 11. The Debtors, which include Century, are currently operating their business as debtors-in-possession under Chapter 11.

        On July 11, 2002, a statutory committee of unsecured creditors (the "Creditors' Committee") was appointed, and on July 31, 2002, a statutory committee of equity holders (the "Equity Committee" and, together with the Creditors' Committee, the "Committees") was appointed. The Committees have the right to, among other things, review and object to certain business transactions and may participate in the formulation of the Debtors' plan of reorganization. Under the Bankruptcy Code, the Debtors were provided with specified periods during which only the Debtors could propose and file a plan of reorganization (the "Exclusive Period") and solicit acceptances thereto (the "Solicitation Period"). The Debtors received several extensions of the Exclusive Period and the Solicitation Period from the Bankruptcy Court with the latest extension of the Exclusive Period and the Solicitation Period being through February 17, 2004 and April 20, 2004, respectively. The Debtors filed a motion requesting an additional extension of the Exclusive Period and the Solicitation Period. However, the Equity Committee filed a motion to terminate the Exclusive Period and the Solicitation Period and other objections were filed regarding this request. The Bankruptcy Court has extended the Exclusive Period and the Solicitation Period until the hearing on the motions is held and a determination by the Bankruptcy Court is made. No hearing has been scheduled. On November 7, 2005, the Arahova Noteholders Committee filed a motion seeking, among other things, to terminate the Exclusive Period with respect to Arahova Communication, Inc. and certain of its subsidiaries. For additional information, see Note 7.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        The Debtors have filed several proposed joint plans of reorganizations and related disclosure statements with the Bankruptcy Court. The Debtors most recently filed their proposed Fourth Amended Joint Plan of Reorganization (the "Plan") and related proposed Fourth Amended Disclosure Statement (the "Disclosure Statement") with the Bankruptcy Court on November 21, 2005. The Plan contemplates, among other things, consummation of the Sale Transaction and distribution of the cash and Class A common stock of TWC (the "TWC Class A Common Stock") received pursuant to the Sale Transaction to the stakeholders of the Debtors in accordance with the Plan. The Plan and Disclosure Statement also include disclosures and modifications to reflect rulings of the Bankruptcy Court or settlements with certain parties objecting to approval of the Disclosure Statement. The Debtors have submitted an order to the Bankruptcy Court seeking, among other things, approval of the Disclosure Statement. Absent any objections, the order is scheduled to be presented to the Bankruptcy Court on November 23, 2005.

Sale of Assets

        Effective April 20, 2005, Adelphia entered into definitive asset purchase agreements with TW NY and Comcast, pursuant to which TW NY and Comcast will purchase substantially all of the Company's U.S. assets and assume certain of its liabilities (the "Sale Transaction"). Upon the closing of the Sale Transaction, Adelphia will receive approximately $12.7 billion in cash and shares of TWC Class A Common Stock, which are expected to represent 16% of the outstanding equity securities of TWC as of the closing and to be listed on the New York Stock Exchange. Such percentage: (i) assumes the redemption of Comcast's interest in TWC, the inclusion in the sale to TW NY of all of the cable systems owned by the Rigas Co-Borrowing Entities contemplated to be purchased by TW NY pursuant to the Sale Transaction and that there is no Expanded Transaction (as defined below); and (ii) is subject to adjustment for issuances pursuant to employee stock programs (subject to a cap) and issuances of securities for fair consideration. The purchase price payable by TW NY and Comcast is subject to certain adjustments. TW NY is a subsidiary of TWC, the cable subsidiary of Time Warner Inc. ("Time Warner"). TWC and Comcast and certain of their affiliates have also agreed to swap certain cable systems and unwind Comcast's investments in TWC and Time Warner Entertainment Company, L.P., a subsidiary of TWC ("TWE"). The Sale Transaction does not include the Company's interest in Century/ML Cable Venture ("Century/ML Cable"), a joint venture that owns and operates cable systems in Puerto Rico, which Century and ML Media Partners, L.P. ("ML Media") sold to San Juan Cable, LLC ("San Juan Cable") effective October 31, 2005. For additional information see Note 7.

        As part of the Sale Transaction, Adelphia has agreed to transfer to TW NY and Comcast the assets related to the cable systems that are nominally owned by the Rigas Co-Borrowing Entities and are managed by the Company (such Rigas Co-Borrowing Entities, are herein referred to as the "Managed Cable Entities"). Pursuant to the Forfeiture Order, all right, title and interest of the Rigas Family and Rigas Family Entities in the Rigas Co-Borrowing Entities (other than Coudersport and Bucktail) have been forfeited to the United States. Pursuant to the Non-Prosecution Agreement, the Company expects to obtain ownership (subject to completion of forfeiture proceedings before a federal judge to determine if there are any superior claims) of all of the Rigas Co-Borrowing Entities other than two small entities (Coudersport and Bucktail) and, accordingly, Adelphia expects to be able to transfer to TW NY and Comcast the assets of the Managed Cable Entities (other than Coudersport and Bucktail) as part of the Sale Transaction. If the Company is unable to transfer all of the assets of the Managed Cable Entities to Comcast and TW NY at the closing of the Sale Transaction, the initial purchase price payable by Comcast and by TW NY would be reduced by an aggregate amount of up to $600,000,000 and $390,000,000, respectively, but would become payable to the extent such assets are transferred to Comcast or TW NY within 15 months of the closing. Adelphia believes that the failure to transfer the assets of Coudersport and Bucktail to TW NY and Comcast will result in an aggregate purchase price reduction of approximately $23,000,000, reflecting a reduction to the purchase price payable by TW NY of approximately $15,000,000 and by Comcast of approximately $8,000,000.

        Pursuant to a separate agreement, dated as of April 20, 2005, TWC, among other things, has guaranteed the obligations of TW NY under the asset purchase agreement between TW NY and Adelphia.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        Until a plan of reorganization is confirmed by the Bankruptcy Court and becomes effective, the Sale Transaction cannot be consummated. The closing of the Sale Transaction is also subject to the satisfaction or waiver of conditions customary to transactions of this type, including, among others: (i) receipt of applicable regulatory approvals, including the consent of the Federal Communications Commission (the "FCC") to the transfer of certain licenses and any applicable approvals of local franchising authorities to the change in ownership of the cable systems operated by the Company, to the extent not preempted by section 365 of the Bankruptcy Code; (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the offer and sale of the shares of TWC Class A Common Stock to be issued in the Sale Transaction having been exempted from registration pursuant to an order of the Bankruptcy Court confirming the Plan or a no-action letter from the staff of the SEC, or a registration statement covering the offer and sale of such shares having been declared effective; (iv) the TWC Class A Common Stock to be issued in the Sale Transaction being freely tradable and not subject to resale restrictions, except in certain circumstances; (v) approval of the shares of TWC Class A Common Stock to be issued in the Sale Transaction for listing on the New York Stock Exchange; (vi) entry by the Bankruptcy Court of a final order confirming the Plan and, contemporaneously with the closing of the Sale Transaction, consummation of the Plan; (vii) satisfactory settlement by Adelphia of the claims and causes of action brought by the SEC and the investigations by the United States Department of Justice (the "DoJ"); (viii) the absence of any material adverse effect with respect to (a) TWC's business and (b) certain significant components of the Company's business (without taking into consideration any loss of subscribers by the Company's business (or the results thereof) already reflected in the projections specified in the asset purchase agreements or the purchase price adjustments); (ix) the number of eligible basic subscribers (as the term is used in the purchase agreements) served by the Company's cable systems as of a specified date prior to the closing of the Sale Transaction not being below an agreed upon threshold; (x) the absence of an actual change in law, or proposed change in law that has a reasonable possibility of being enacted, that would adversely affect the tax treatment accorded to the Sale Transaction with respect to TW NY; (xi) a filing of an election under Section 754 of the Internal Revenue Code of 1986, as amended, by each of Century-TCI California Communications, L.P.("Century-TCI"), Parnassos Communications, L.P.("Parnassos") and Western NY Cablevision L.P.("Western NY Cablevision"); and (xii) the provision of certain audited and unaudited financial information by Adelphia.

        The closing under each purchase agreement is also conditioned on a contemporaneous closing under the other purchase agreement. However, pursuant to a letter agreement, dated as of April 20, 2005, and the asset purchase agreement between Adelphia and TW NY, TW NY has agreed to purchase the cable operations of Adelphia that Comcast would have acquired if Comcast's purchase agreement is terminated prior to closing as a result of the failure to obtain FCC or applicable antitrust approvals (the "Expanded Transaction"). In such event and assuming TW NY received such approvals, TW NY will pay the $3.5 billion purchase price to have been paid by Comcast, less Comcast's allocable share of the liabilities of Century-TCI, Parnassos and Western NY Cablevision, which shall not be less than $549,000,000 or more than $600,000,000. Consummation of the Sale Transaction, however, is not subject to the consummation of the agreement by TWC, Comcast and certain of their affiliates to swap certain cable systems and unwind Comcast's investments in TWC and TWE, as described above. There is no assurance that TW NY would be able to obtain the required FCC or applicable antitrust approvals for the transaction contemplated by the letter agreement.

        The purchase agreements with TW NY and Comcast contain certain termination rights for Adelphia, TW NY and Comcast, and further provide that, upon termination of the purchase agreements under specified circumstances, Adelphia may be required to pay TW NY a termination fee of approximately $353,000,000 and Comcast a termination fee of $87,500,000.

        The foregoing description of the terms of the Sale Transaction does not purport to be complete and is qualified in its entirety by reference to each of the definitive agreements for the Sale Transaction, which are attached as exhibits to Adelphia's Current Report on Form 8-K filed with the SEC on April 25, 2005. Certain fees are due to the Company's financial advisors upon successful completion of a sale, which are calculated as a percentage (0.11% to 0.20%) of the sale value. Additional fees may be payable depending on the outcome of the sales process. Such fees cannot be determined until the closing of the Sale Transaction.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Confirmation of Plan of Reorganization

        For the Plan to be confirmed and become effective, the Debtors must, among other things:

  •
  obtain an order of the Bankruptcy Court approving the Disclosure Statement as containing "adequate information;"

  •
  solicit acceptance of the Plan from the holders of claims and equity interests in each class that is impaired and not deemed by the Bankruptcy Court to have rejected the Plan;

  •
  obtain an order from the Bankruptcy Court confirming the Plan; and

  •
  consummate the Plan.

        To complete these steps, the Bankruptcy Court must first hold a hearing to determine if the Disclosure Statement contains adequate information; the hearing to approve the Disclosure Statement commenced on October 27, 2005 and concluded on November 16, 2005. Second, the Bankruptcy Court must find that the Disclosure Statement contains adequate information and the Debtors must solicit the acceptance of the Plan. Third, before it can issue a confirmation order, the Bankruptcy Court must find that either (i) each class of impaired claims or equity interests has accepted the Plan or (ii) the Plan meets the requirements of the Bankruptcy Code to confirm the Plan over the objections of dissenting classes. In addition, the Bankruptcy Court must find that the Plan meets certain other requirements specified in the Bankruptcy Code.

Pre-petition Obligations

        Pre-petition and post-petition obligations of the Debtors are treated differently under the Bankruptcy Code. Due to the commencement of the Chapter 11 Cases and the Debtors' failure to comply with certain financial and other covenants, the Debtors are in default on substantially all of their pre-petition debt obligations. As a result of the Chapter 11 filing, all actions to collect the payment of pre-petition indebtedness are subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-petition liabilities are stayed against the Debtors. The Bankruptcy Court has approved the Debtors' motions to pay certain pre-petition obligations including, but not limited to, employee wages, salaries, commissions, incentive compensation and other related benefits. The Debtors have been paying and intend to continue to pay undisputed post-petition claims in the ordinary course of business. In addition, the Debtors may assume or reject pre-petition executory contracts and unexpired leases with the approval of the Bankruptcy Court. Any damages resulting from the rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise. For additional information concerning liabilities subject to compromise, see below.

        The ultimate amount of the Debtors' liabilities will be determined during the Debtors' claims resolution process. The Bankruptcy Court established a bar date of January 9, 2004 for filing proofs of claim against the Debtors' estates. A bar date is the date by which proofs of claim must be filed if a claimant disagrees with how its claim appears on the Debtors' Schedules of Liabilities. However, under certain limited circumstances, claimants may file proofs of claims after the bar date. As of the bar date, approximately 17,000 proofs of claim asserting in excess of $3.2 trillion in claims were filed, and as of October 31, 2005, approximately 18,000 proofs of claim asserting approximately $3.8 trillion in claims were filed, in each case including duplicative claims, but excluding any estimated amounts for unliquidated claims. The aggregate amount of claims filed with the Bankruptcy Court far exceeds the Debtors' estimate of ultimate liability. The Debtors currently are in the process of reviewing, analyzing and reconciling the scheduled and filed claims. At present, the allowed amounts of such claims are not determinable, and the Debtors expect that the claims resolution process will take significant time to complete. As the amounts of the allowed claims are determined, adjustments will be recorded in liabilities subject to compromise and reorganization expenses due to bankruptcy.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        The Debtors have filed numerous omnibus objections that address $3.7 trillion in claims, consisting primarily of duplicative claims. Certain claims addressed in such objections were either: (i) reduced and allowed; (ii) disallowed and expunged; or (iii) subordinated by orders of the Bankruptcy Court. A hearing on certain claims objections is also scheduled for December 6, 2005. Certain other objections have been adjourned to allow the parties to continue to reconcile such claims. Additional omnibus objections may be filed as the claims resolution process continues.

Debtor-in-Possession Credit Facility

        In order to provide liquidity following the commencement of the Chapter 11 Cases, the Debtors entered into a $1,500,000,000 debtor-in-possession credit facility (as amended, the "DIP Facility"). On May 10, 2004, the Debtors entered into a $1,000,000,000 extended debtor-in-possession credit facility (the "First Extended DIP Facility"), which amended and restated the DIP Facility in its entirety. On February 25, 2005, the Debtors entered into a $1,300,000,000 further extended debtor-in-possession credit facility (the "Second Extended DIP Facility"), which amended and restated the First Extended DIP Facility in its entirety. For additional information, see Note 4.

Exit Financing Commitment

        On February 25, 2004, Adelphia executed a commitment letter and certain related documents pursuant to which a syndicate of financial institutions committed to provide to the Debtors up to $8,800,000,000 in exit financing. Following the Bankruptcy Court's approval on June 30, 2004 of the exit financing commitment, the Company paid the exit lenders a nonrefundable fee of $10,000,000 and reimbursed the exit lenders for certain expenses they had incurred through the date of such approval, including certain legal expenses. In light of the agreements with TW NY and Comcast, on April 25, 2005, the Company informed the exit lenders of its election to terminate the exit financing commitment, which termination became effective on May 9, 2005. As a result of the termination, the Company recorded a charge of $58,267,000 during the second quarter of 2005, which represents previously unpaid commitment fees of $45,428,000, the nonrefundable fee of $10,000,000 and certain other expenses.

Going Concern

        As a result of the Company's filing of the bankruptcy petition and the other matters described in the following paragraphs, there is substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements have been prepared on a going concern basis, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business, and in accordance with Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code ("SOP 90-7"). The consolidated financial statements do not include any adjustments that might be required should the Company be unable to continue to operate as a going concern. In accordance with SOP 90-7, all pre-petition liabilities subject to compromise have been segregated in the consolidated balance sheets and classified as liabilities subject to compromise, at the estimated amount of allowable claims. Interest expense related to pre-petition liabilities subject to compromise has been reported only to the extent that it will be paid during the Chapter 11 proceedings. In addition, no preferred stock dividends have been accrued subsequent to the Petition Date. Liabilities not subject to compromise are separately classified as current or noncurrent. Revenue, expenses, realized gains and losses, and provisions for losses resulting from reorganization are reported separately as reorganization expenses due to bankruptcy. Cash used for reorganization items is disclosed in the consolidated statements of cash flows.

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(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        The ability of the Debtors to continue as a going concern is predicated upon numerous matters, including:

  •
  having a plan of reorganization confirmed by the Bankruptcy Court and it becoming effective;

  •
  obtaining substantial exit financing if the Sale Transaction is not consummated and the Company is to emerge from bankruptcy under a stand-alone plan, including working capital financing, which the Company may not be able to obtain on favorable terms, or at all. A failure to obtain necessary financing would result in the delay, modification or abandonment of the Company's development and expansion plans and would have a material adverse effect on the Company;

  •
  obtaining consideration sufficient to settle pre-petition liabilities subject to compromise if the Sale Transaction is not consummated, the amount of which is not known at this time because the rights and claims of the Debtors' various creditors will not be known until the Bankruptcy Court confirms a plan of reorganization;

  •
  extending the Second Extended DIP Facility through the effective date of a plan of reorganization in the event the Sale Transaction is not consummated before the maturity date of the Second Extended DIP Facility. A failure to obtain an extension to the Second Extended DIP Facility would result in the delay, modification or abandonment of the Company's development and expansion plans and would have a material adverse effect on the Company;

  •
  remaining in compliance with the financial and other covenants of the Second Extended DIP Facility, including its limitations on capital expenditures and its financial covenants through the effective date of a plan of reorganization;

  •
  being able to successfully implement the Company's business plans, decrease basic subscriber losses and offset the negative effects that the Chapter 11 filing has had on the Company's business, including the impairment of customer and vendor relationships;

  •
  resolving material litigation;

  •
  renewing franchises; failure to do so will result in reduced operating results and potential impairment of assets;

  •
  achieving positive operating results, increasing net cash provided by operating activities and maintaining satisfactory levels of capital and liquidity considering its history of net losses and capital expenditure requirements and the expected near-term continuation thereof; and

  •
  motivating and retaining key executives and employees.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Presentation

        For periods subsequent to the Petition Date, the Company has applied the provisions of SOP 90-7. SOP 90-7 requires that pre-petition liabilities that are subject to compromise be segregated in the consolidated balance sheet as liabilities subject to compromise and that revenue, expenses, realized gains and losses, and provisions for losses resulting directly from the reorganization due to the bankruptcy be reported separately as reorganization expenses in the consolidated statements of operations. Liabilities subject to compromise are reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. Liabilities subject to compromise consist of the following (amounts in thousands):

October 31, 2005
Parent and subsidiary debt	$11,560,684
Parent and subsidiary debt under co-borrowing credit facilities	4,576,375
Accounts payable	928,607
Accrued liabilities	1,249,173
Series B Preferred Stock	148,794

Liabilities subject to compromise	$18,463,633

        The amounts presented as liabilities subject to compromise may be subject to future adjustments depending on Bankruptcy Court actions, completion of the reconciliation process with respect to disputed claims, determinations of the secured status of certain claims, the value of any collateral securing such claims or other events. Such adjustments may be material to the amounts reported as liabilities subject to compromise.

        Amortization of deferred financing fees related to pre-petition debt obligations was terminated effective on the Petition Date and the unamortized amount at the Petition Date ($134,208,000) has been included as an offset to liabilities subject to compromise as an adjustment of the net carrying value of the related pre-petition debt. Similarly, amortization of the deferred issuance costs for the Company's redeemable preferred stock was also terminated at the Petition Date. For periods subsequent to the Petition Date, interest expense has been reported only to the extent that it will be paid during the Chapter 11 proceedings. In addition, no preferred stock dividends have been accrued subsequent to the Petition Date.

Reorganization Expenses Due to Bankruptcy and Investigation, Re-audit and Sale Transaction Costs

        Only those fees directly related to the Chapter 11 filings are included in reorganization expenses due to bankruptcy. These expenses are offset by the interest earned during reorganization. Certain reorganization expenses are contingent upon the approval of a plan of reorganization by the Bankruptcy Court and include cure costs, financing fees and success fees. The Company is currently aware of certain success fees that potentially could be paid upon the Company's emergence from bankruptcy to third party financial advisors retained by the Company and the Committees in connection with the Chapter 11 Cases. Currently, these success fees are estimated to be between $6,500,000 and $19,950,000 in the aggregate. In addition, the Chief Executive Officer ("CEO") and the Chief Operating Officer ("COO") of the Company are eligible to receive equity awards of Adelphia stock with a minimum aggregate fair value of $17,000,000 upon the Debtors' emergence from bankruptcy. The value of such equity awards will be determined based on the average trading price of the post-emergence common stock of Adelphia during the 15 trading days immediately preceding the 90th day following the date of emergence. These equity awards, which will be subject to vesting and trading restrictions, may be increased up to a maximum aggregate value of $25,500,000 at the discretion of the board of directors of Adelphia (the "Board"). As no plan of reorganization has been confirmed by the Bankruptcy Court, no accrual for such contingent payments or equity awards has been recorded in the accompanying consolidated financial statements.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        The Company is incurring certain professional fees that, although not directly related to the Chapter 11 filing, relate to the investigation of the actions of certain members of the Rigas Family who held all of the senior executive positions at Adelphia and constituted five of the nine members of Adelphia's board of directors and related efforts to comply with applicable laws and regulations. These expenses include the additional audit fees incurred for the years ended December 31, 2001 and prior, as well as legal fees, special investigation and forensic consultant fees of the Company, a special committee of the Board and employee retention costs. These expenses have been included in investigation and re-audit related fees in the accompanying consolidated statements of operations.

Note 3. Impairment of Long-Lived Assets

        A summary of impairment charges for long-lived assets is set forth below (amounts in thousands):

Forty months ended October 31, 2005
Intangible assets, net(a)	$2,059,073
Other assets—Convergence(b)	49,756

Impairment of long-lived assets	$2,108,829

(a) Intangible assets, net

        As a result of the Debtors' Chapter 11 filing, the Company performed an evaluation of the carrying amounts of goodwill and franchise rights in accordance with SFAS No. 142 and an evaluation of long-lived assets in accordance with SFAS No. 144, as of June 30, 2002. As a result of these evaluations, the Company recorded impairment charges to write-down goodwill by $755,905,000 and franchise rights by $1,212,860,000 to their respective estimated fair values. The Petition Date of the Chapter 11 filing substantially coincided with the Company's annual impairment testing date.

        The Company, as a result of its annual impairment test, recorded additional impairments of $12,426,000, $77,241,000 and $641,000 in 2005, 2004 and 2003, respectively, related to franchise rights.

(b) Other Assets

        "Convergence" was an internal operations, call center and billing system that the Company began developing in 1998. After a careful evaluation of the functionality and usability of Convergence, the Company decided in 2002 not to pursue continued deployment and terminated additional funding for and abandoned the system. As a result of this decision, the Company recognized an impairment charge during 2002 to write-off all capitalized costs associated with Convergence.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 4. Debt

        The carrying value of the Company's debt is summarized below as of October 31, 2005 (amounts in thousands):

Current portion of parent and subsidiary debt:
Secured:
Second Extended DIP Facility(a)	$795,352
Capital lease obligations	20,157
Unsecured other subsidiary debt	6

Current portion of parent and subsidiary debt	$815,515

Liabilities subject to compromise
Parent debt—unsecured:(b)
Senior notes	$4,767,565
Convertible subordinated notes(c)	1,992,022
Senior debentures	129,247
Pay-in-kind notes	31,847

Total parent debt	6,920,681

Subsidiary debt:
Secured:
Notes payable to banks	2,240,313
Unsecured:
Senior notes	1,105,538
Senior discount notes	342,830
Zero coupon senior discount notes	755,031
Senior subordinated notes	208,976
Other subsidiary debt	121,523

Total subsidiary debt	4,774,211

Deferred financing fees	(134,208)

Parent and subsidiary debt before Co-Borrowing Facilities (Note 2)	11,560,684

Co-Borrowing Facilities(d) (Note 2)	4,576,375

(a) Second Extended DIP Facility

        In connection with the Chapter 11 filings, Adelphia and certain of its subsidiaries (the "Loan Parties") entered into the $1,500,000,000 DIP Facility. On May 10, 2004, the Loan Parties entered into the $1,000,000,000 First Extended DIP Facility, which superceded and replaced in its entirety the DIP Facility. On February 25, 2005, the Loan Parties entered into the $1,300,000,000 Second Extended DIP Facility, which superceded and replaced in its entirety the First Extended DIP Facility. The Second Extended DIP Facility was approved by the Bankruptcy Court on February 22, 2005 and closed on February 25, 2005.

        The Second Extended DIP Facility matures upon the earlier of March 31, 2006 and the occurrence of certain other events, as described in the Second Extended DIP Facility. The Second Extended DIP Facility consists of an $800,000,000 Tranche A Loan (including a $500,000,000 letter of credit subfacility) and a $500,000,000 Tranche B Loan. The proceeds from the borrowings under the Second Extended DIP Facility are permitted to be used for general corporate purposes and investments, as defined in the Second Extended DIP Facility. The Second Extended DIP Facility is secured with a first priority lien on all of the Loan Parties' unencumbered assets, a priming first priority lien on all assets of the Loan Parties securing their pre-petition bank debt and a junior lien on all other assets of the Loan Parties. The applicable margin on loans extended under the Second Extended DIP Facility is 1.25% per annum in the case of Alternate Base Rate loans and 2.25% per annum in the case of Adjusted LIBOR Rate loans. In addition, under the

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Second Extended DIP Facility, the commitment fee with respect to the unused portion of the Tranche A Loan is 0.50% per annum.

        In connection with the closing of the Second Extended DIP Facility, on February 25, 2005, the Loan Parties borrowed an aggregate of $578,000,000 thereunder, and used all such proceeds and a portion of available cash and cash equivalents to repay all of the indebtedness outstanding under the First Extended DIP Facility, including accrued and unpaid interest, and certain fees and expenses. In addition, all of the participations in the letters of credit outstanding under the First Extended DIP Facility were transferred to certain lenders under the Second Extended DIP Facility.

        The terms of the Second Extended DIP Facility contain certain restrictive covenants, which include limitations on the ability of the Loan Parties to: (i) incur additional guarantees, liens and indebtedness; (ii) sell or otherwise dispose of certain assets; and (iii) pay dividends or make other distributions or payments with respect to any shares of capital stock, subject to certain exceptions set forth in the Second Extended DIP Facility. The Second Extended DIP Facility also requires compliance with certain financial covenants with respect to operating results and capital expenditures.

        On March 9, 2005, certain Loan Parties cash collateralized certain letters of credit outstanding under the Second Extended DIP Facility in connection with the consummation of certain asset sales. On May 27, 2005 and July 6, 2005, certain Loan Parties made mandatory prepayments of principal on the Second Extended DIP Facility in connection with the consummation of certain asset sales. As a result, the total commitment of the entire Second Extended DIP Facility was reduced to $1,272,891,000, with the total commitment of the Tranche A Loan being reduced to $773,559,000. As of October 31, 2005, $296,020,000 under the Tranche A Loan has been drawn and letters of credit totaling $87,019,000 have been issued under the Tranche A Loan, leaving availability of $390,520,000 under the Tranche A Loan. Furthermore, as of October 31, 2005, the entire $499,332,000 under the Tranche B Loan has been drawn.

        The foregoing summary of certain material terms and conditions of the Second Extended DIP Facility does not represent a complete summary of all of the material terms and conditions of the Second Extended DIP Facility, and is qualified in its entirety by reference to the Second Extended DIP Facility and Amendments No. 1, 3 and 4 thereto, copies of which are attached as exhibits to Adelphia's Current Reports on Form 8-K filed with the SEC on February 25, 2005, April 13, 2005, May 25, 2005 and August 25, 2005, respectively.

(b) Parent Debt

        All debt of Adelphia is structurally subordinated to the debt of its subsidiaries such that the assets of an indebted subsidiary are used to satisfy the applicable subsidiary debt before being applied to the payment of parent debt.

(c) Convertible Subordinated Notes

        At October 31, 2005, the convertible subordinated notes included: (i) $1,029,876,000 aggregate principal amount of 6% convertible subordinated notes; (ii) $975,000,000 aggregate principal amount of 3.25% convertible subordinated notes; and (iii) unamortized discounts aggregating $12,854,000. The Rigas Family Entities held $167,376,000 aggregate principal amount of the 6% notes and $400,000,000 aggregate principal amount of the 3.25% notes. The terms of the 6% notes and 3.25% notes provide for the conversion of such notes into Class A Common Stock (Class B Common Stock in the case of notes held by the Rigas Family Entities) at the option of the holder any time prior to maturity at an initial conversion price of $55.49 per share and $43.76 per share, respectively.

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(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        Pursuant to the Forfeiture Order, all right, title and interest of the Rigas Family and Rigas Family Entities in any securities of the Company were forfeited to the United States on June 8, 2005, and such securities are expected to be conveyed to the Company (subject to completion of forfeiture proceedings before a federal judge to determine if there are any superior claims) pursuant to the Non-Prosecution Agreement. The Company will recognize the benefits of such conveyance when it occurs. For additional information, see Note 7.

(d) Co-Borrowing Facilities

        The Co-Borrowing Facilities represent the aggregate amount outstanding pursuant to three separate Co-Borrowing Facilities dated May 6, 1999, April 14, 2000 and September 28, 2001. Each co-borrower is jointly and severally liable for the entire amount of the indebtedness under the applicable Co-Borrowing Facility regardless of whether that co-borrower actually borrowed that amount under such Co-Borrowing Facility. All amounts outstanding under Co-Borrowing Facilities at October 31, 2005 represent pre-petition liabilities that have been classified as liabilities subject to compromise in the accompanying consolidated balance sheet.

        Amounts outstanding pursuant to the Co-Borrowing Facilities as of October 31, 2005 are as follows (amounts in thousands):

Attributable to Company subsidiaries	$1,730,219
Attributable to Rigas Co-Borrowing Entities:	2,846,156

Total included as debt of the Company	$4,576,375

Other Debt Matters

Weighted average interest rate payable by Adelphia and subsidiaries under credit agreements with banks at October 31, 2005	7.37%

Note 5. TelCove Spin-off and Bankruptcy Proceedings

        Adelphia Business Solutions, Inc., now known as TelCove ("TelCove"), was a majority-owned subsidiary of the Company through January 11, 2002 (the "TelCove Spin-off Date"). On the TelCove Spin-off Date, the Company distributed, in the form of a dividend, all of the shares of common stock of TelCove owned by Adelphia (the "TelCove Spin-off") to holders of Adelphia $0.01 par value Class A common stock and Adelphia $0.01 par value Class B common stock. Accordingly, the accompanying unaudited consolidated financial statements do not include the accounts of TelCove. TelCove owns, operates and manages entities that provide competitive local exchange carrier ("CLEC") telecommunications services. On the TelCove Spin-off Date, the Company held a majority of the total voting power of the TelCove common stock. On March 27, 2002, TelCove and its direct subsidiaries commenced cases under Chapter 11 of the Bankruptcy Code. Subsequently, on June 18, 2002, certain indirect subsidiaries of TelCove also commenced cases under Chapter 11 of the Bankruptcy Code. TelCove emerged from Chapter 11 on April 7, 2004.

        On December 3, 2003, the Debtors and TelCove entered into a Master Reciprocal Settlement Agreement pursuant to which the parties, among other things, memorialized their agreement relating to their ownership and use of certain shared assets. On March 23, 2004, the Bankruptcy Court approved the Master Reciprocal Settlement Agreement.

        On February 21, 2004, the parties executed a global settlement agreement (the "Global Settlement") that resolves, among other things, certain claims put forth by both TelCove and Adelphia. The Global Settlement provided that, on the closing date, the Company would transfer to TelCove certain settlement consideration, including, approximately $60,000,000 in cash, plus an additional payment of up

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

to $2,500,000 related to certain outstanding payables, as well as certain vehicles, real property and intellectual property licenses used in the operation of TelCove's businesses. Additionally, the parties executed various annexes to the Global Settlement (collectively, the "Annex Agreements") that provide, among other things, for (i) a five-year business commitment to TelCove for telecommunication services by the Company, (ii) future use by TelCove of certain fiber capacity in assets owned by the Company and (iii) the mutual release by the parties from any and all liabilities, claims and causes of action that either party has or may have against the other party. Finally, the Global Settlement provides for the transfer by the Company to TelCove of certain CLEC market assets together with the various licenses, franchises and permits related to the operation and ownership of such assets. On March 23, 2004, the Bankruptcy Court approved the Global Settlement. The Company recorded a $97,902,000 liability during the fourth quarter of 2003 to provide for the Global Settlement. The Annex Agreements became effective in accordance with their terms on April 7, 2004.

        On April 7, 2004, the effective date of the TelCove plan of reorganization, the Company paid $57,941,000 to TelCove, transferred the economic risks and benefits of the CLEC market assets to TelCove pursuant to the terms of the Global Settlement and entered into a Master Management Agreement which provided for the management of the CLEC market assets from April 7, 2004 through the date of transfer to TelCove. On August 20, 2004, the Company paid TelCove an additional $2,464,000 pursuant to the Global Settlement in connection with the resolution and release of certain claims. On August 21, 2004, the CLEC market assets were transferred to TelCove.

Note 6. Century/ML

Bankruptcy filing

        On September 30, 2002, Century/ML Cable, a 50/50 joint venture between Century and ML Media filed a voluntary petition to reorganize under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. This bankruptcy proceeding is administered separately from that of Adelphia, and since October 2002, Century/ML Cable has been filing a separate monthly operating report with the Bankruptcy Court.

        On June 3, 2005, Century and ML Media entered into an interest acquisition agreement ("IAA") to sell their interests in Century/ML Cable for $520,000,000 (subject to potential purchase price adjustments as defined in the IAA) to San Juan Cable. On August 9, 2005, Century/ML Cable filed its plan of reorganization (the "Century/ML Plan") and its related disclosure statement (the "Century/ML Disclosure Statement") with the Bankruptcy Court. On August 18, 2005, the Bankruptcy Court approved the Century/ML Disclosure Statement. On September 7, 2005, the Bankruptcy Court confirmed the Century/ML Plan, which is designed to satisfy the conditions of the IAA with San Juan Cable and provides that all third party claims will either be paid in full or assumed by San Juan Cable under the terms set forth in the IAA. On October 31, 2005, the sale of Century/ML Cable to San Juan Cable was consummated and the Century/ML Plan became effective. Neither the sale of Century/ML Cable to San Juan Cable nor the effectiveness of the Century/ML Plan resolves the pending litigation among Adelphia, Century, Highland, Century/ML Cable and ML Media. The gain related to the sale of Century/ML Cable has been deferred by the Company pending resolution of the litigation. For additional information regarding the proceeds from the sale of Century/ML Cable, see Note 8.

Note 7. Litigation Matters

SEC Civil Action and DoJ Investigation

        On July 24, 2002, the SEC filed a civil enforcement action (the "SEC Civil Action") against Adelphia, certain members of the Rigas Family and others, alleging various securities fraud and improper books and records claims arising out of actions allegedly taken or directed by certain members of the Rigas Family who held all of the senior executive positions at Adelphia and constituted five of the nine members of Adelphia's board of directors (none of whom remain with the Company).

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(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        On December 3, 2003, the SEC filed a proof of claim in the Chapter 11 Cases against Adelphia for, among other things, penalties, disgorgement and prejudgment interest in an unspecified amount. The staff of the SEC told the Company's advisors that its asserted claims for disgorgement and civil penalties under various legal theories could amount to billions of dollars. On July 14, 2004, the Creditors' Committee initiated an adversary proceeding seeking, in effect, to subordinate the SEC's claims based on the SEC Civil Action.

        On April 25, 2005, after extensive negotiations with the SEC and the U.S. Attorney, the Company entered into the Non-Prosecution Agreement, pursuant to which the Company agreed, among other things: (i) to contribute $715,000,000 in value to a fund to be established and administered by the United States Attorney General and the SEC for the benefit of investors harmed by the activities of prior management (the "Restitution Fund"); (ii) to continue to cooperate with the U.S. Attorney until the later of April 25, 2007, or the date upon which all prosecutions arising out of the conduct described in the Rigas Criminal Action (as described below) and SEC Civil Action are final; and (iii) not to assert claims against the Rigas Family except for John J. Rigas, Timothy J. Rigas and Michael J. Rigas (together, the "Excluded Parties"), provided that Michael J. Rigas will cease to be an Excluded Party if all currently pending criminal proceedings against him are resolved without a felony conviction on a charge involving fraud or false statements (other than false statements to the U.S. Attorney or the SEC).

        The Company's contribution to the Restitution Fund will consist of stock, future proceeds of litigation and, assuming consummation of the Sale Transaction (or another sale generating cash of at least $10 billion), cash. In the event of a sale generating both stock and at least $10 billion in cash, as contemplated in the Sale Transaction, the components of the Company's contribution to the Restitution Fund will consist of $600,000,000 in cash and stock (with at least $200,000,000 in cash) and 50% of the first $230,000,000 of future proceeds, if any, from certain litigation against third parties who injured the Company. If, however, the Sale Transaction (or another sale) is not consummated and instead the Company emerges from bankruptcy as an independent entity, the $600,000,000 payment by the Company will consist entirely of stock in the reorganized Adelphia. Unless extended on consent of the U.S. Attorney and the SEC, which consent may not be unreasonably withheld, the Company must make these payments on or before the earlier of: (i) October 15, 2006; (ii) 120 days after confirmation of a stand-alone plan of reorganization; or (iii) seven days after the first distribution of stock or cash to creditors under any plan of reorganization. The Company recorded charges of $425,000,000 and $175,000,000 during 2004 and 2002, respectively, related to the Non-Prosecution Agreement. Such amounts are reflected in other expense, net in the accompanying consolidated statements of operations.

        The U.S. Attorney agreed: (i) not to prosecute Adelphia or specified subsidiaries of Adelphia for any conduct (other than criminal tax violations) related to the Rigas Criminal Action (defined below) or the allegations contained in the SEC Civil Action; (ii) not to use information obtained through the Company's cooperation with the U.S. Attorney to criminally prosecute the Company for tax violations; and (iii) to convey to the Company all of the Rigas Co-Borrowing Entities forfeited by the Rigas Family and Rigas Family Entities, certain specified real estate forfeited by the Rigas Family and any securities of the Company that were directly or indirectly owned by the Rigas Family prior to forfeiture. The U.S. Attorney agreed with the Rigas Family not to require forfeiture of Coudersport and Bucktail (which together served approximately 5,000 subscribers as of the date of the Forfeiture Order). A condition precedent to the Company's obligation to make the contribution to the Restitution Fund described in the preceding paragraph is the Company's receipt of title to the Rigas Co-Borrowing Entities, certain specified real estate and any securities described above forfeited by the Rigas Family and Rigas Family Entities, free and clear of all liens, claims, encumbrances, or adverse interests. The forfeited Rigas Co-Borrowing Entities anticipated to be conveyed to the Company (subject to completion of forfeiture proceedings before a federal judge to determine if there are any superior claims), represent the overwhelming majority of the Rigas Co-Borrowing Entities' subscribers and value.

        Also on April 25, 2005, the Company consented to the entry of a final judgment in the SEC Civil Action resolving the SEC's claims against the Company. Pursuant to this agreement, the Company will be permanently enjoined from violating various provisions of the federal securities laws, and the SEC has

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

agreed that if the Company makes the $715,000,000 contribution to the Restitution Fund, then the Company will not be required to pay disgorgement or a civil monetary penalty to satisfy the SEC's claims.

        The Non-Prosecution Agreement was subject to the approval of, and has been approved by, the Bankruptcy Court. Adelphia's consent to the final judgment in the SEC Civil Action was subject to the approval of, and has been approved by, both the Bankruptcy Court and the District Court. Various parties have challenged and sought appellate review or reconsideration of the orders of the Bankruptcy Court and the District Court approving these settlements. The order of the District Court approving Adelphia's consent to the final judgment in the SEC Civil Action has not been appealed. Although appeals of the Bankruptcy Court's order are still pending, the appeals of the District Court's approval of the Government-Rigas Settlement Agreement (defined below) and the creation of the Restitution Fund have been denied by the United States Court of Appeals for the Second Circuit (the "Second Circuit"). That denial is currently the subject of a pending request for full court review by the Second Circuit.

Adelphia's Lawsuit Against the Rigas Family

        On July 24, 2002, Adelphia filed a complaint in the Bankruptcy Court against John J. Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas, James Brown, Michael C. Mulcahey, Peter L. Venetis, Doris Rigas, Ellen Rigas Venetis and the Rigas Family Entities (the "Rigas Civil Action"). This action generally alleged the defendants misappropriated billions of dollars from the Company in breach of their fiduciary duties to Adelphia. On November 15, 2002, Adelphia filed an amended complaint against the defendants that expanded upon the facts alleged in the original complaint and alleged violations of the Racketeering Influenced and Corrupt Organizations ("RICO") Act, breach of fiduciary duty, securities fraud, fraudulent concealment, fraudulent misrepresentation, conversion, waste of corporate assets, breach of contract, unjust enrichment, fraudulent conveyance, constructive trust, inducing breach of fiduciary duty, and a request for an accounting (the "Amended Complaint"). The Amended Complaint sought relief in the form of, among other things, treble and punitive damages, disgorgement of monies and securities obtained as a consequence of the Rigas Family's improper conduct and attorneys' fees.

        On April 25, 2005, Adelphia and the Rigas Family entered into a settlement agreement with respect to the Rigas Civil Action (the "Adelphia-Rigas Settlement Agreement"), pursuant to which Adelphia agreed, among other things: (i) to pay $11,500,000 to a legal defense fund for the benefit of the Rigas Family; (ii) to provide management services to Coudersport and Bucktail for an interim period through and including December 31, 2005 ("Interim Management Services"); (iii) to indemnify Coudersport and Bucktail, and the Rigas Family's (other than the Excluded Parties') interest therein, against claims asserted by the lenders under the Co-Borrowing Facilities with respect to such indebtedness up to the fair market value of those entities (without regard to their obligations with respect to such indebtedness); (iv) to provide certain members of the Rigas Family with certain indemnities, reimbursements or other protections in connection with certain third party claims arising out of Company litigation, and in connection with claims against certain members of the Rigas Family by any of the Tele-Media Joint Ventures or Century/ML Cable; and (v) within ten business days of the date on which the Forfeiture Order is entered, dismiss the Rigas Civil Action except for claims against the Excluded Parties. The Rigas Family agreed: (i) to make certain tax elections, under certain circumstances, with respect to the Rigas Co-Borrowing Entities (other than Coudersport and Bucktail); (ii) to pay Adelphia five percent of the gross operating revenue of Coudersport and Bucktail for the Interim Management Services; and (iii) to offer employment to certain Coudersport and Bucktail employees on terms and conditions that, in the aggregate, are no less favorable to such employees (other than any employees who were expressly excluded by written notice to Adelphia received by July 1, 2005) than their terms of employment with the Company.

        Pursuant to the Adelphia-Rigas Settlement Agreement, on June 21, 2005, the Company filed a dismissal with prejudice of all claims in this action except against the Excluded Parties.

        This settlement was subject to the approval of, and has been approved by, the Bankruptcy Court. Various parties have challenged and sought appellate review or reconsideration of the order of the

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Bankruptcy Court approving this settlement. The appeals of the Bankruptcy Court's approval remain pending.

        In June 2005, the Company paid and expensed the additional $11,500,000 in legal defense costs. The Adelphia-Rigas Settlement Agreement releases the Company from further obligation to provide funding for legal defense costs for the Rigas Family.

        The above disclosures regarding the settlements with and between the Company, the SEC, the U.S. Attorney and the Rigas Family are summaries only and are qualified in their entirety by the language of the actual agreements.

Rigas Criminal Action

        In connection with an investigation conducted by the DoJ, on July 24, 2002, certain members of the Rigas Family and certain alleged co-conspirators were arrested, and on September 23, 2002, were indicted by a grand jury on charges including fraud, securities fraud, bank fraud and conspiracy to commit fraud (the "Rigas Criminal Action"). On November 14, 2002, one of the Rigas Family's alleged co-conspirators, James Brown, pleaded guilty to one count each of conspiracy, securities fraud and bank fraud. On January 10, 2003, another of the Rigas Family's alleged co-conspirators, Timothy Werth, who had not been arrested with the others on July 24, 2002, pleaded guilty to one count each of securities fraud, conspiracy to commit securities fraud, wire fraud and bank fraud. The trial in the Rigas Criminal Action began on February 23, 2004 in the District Court. On July 8, 2004, the jury returned a partial verdict in the Rigas Criminal Action. John J. Rigas and Timothy J. Rigas were each found guilty of conspiracy (one count), bank fraud (two counts), and securities fraud (15 counts) and not guilty of wire fraud (five counts). Michael J. Mulcahey was acquitted of all 23 counts against him. The jury found Michael J. Rigas not guilty of conspiracy and wire fraud, but remained undecided on the securities fraud and bank fraud charges against him. On July 9, 2004, the court declared a mistrial on the remaining charges against Michael J. Rigas after the jurors were unable to reach a verdict as to those charges. The bank fraud charges against Michael J. Rigas have since been dismissed with prejudice. The District Court has set January 9, 2006 as the date for the retrial of Michael J. Rigas on the securities fraud charges. On March 17, 2005, the District Court denied the motion of John J. Rigas and Timothy J. Rigas for a new trial. On June 20, 2005, John J. Rigas and Timothy J. Rigas were convicted and sentenced to 15 years and 20 years in prison, respectively. John J. Rigas and Timothy J. Rigas have appealed their convictions and sentences and remain free on bail pending resolution of their appeals.

        The indictment against the Rigas Family included a request for entry of a money judgment in an amount exceeding $2,500,000,000 and for entry of an order of forfeiture of all interests of the convicted Rigas defendants in the Rigas Family Entities. On December 10, 2004, the DoJ filed an application for a preliminary order of forfeiture finding John J. Rigas and Timothy J. Rigas jointly and severally liable for personal money judgments in the amount of $2,533,000,000.

        On April 25, 2005, the Rigas Family and the U.S. Attorney entered into a settlement agreement (the "Government-Rigas Settlement Agreement") pursuant to which the Rigas Family agreed to forfeit: (i) all of the Rigas Co-Borrowing Entities with the exception of Coudersport and Bucktail; (ii) certain specified real estate; and (iii) all securities in the Company directly or indirectly owned by the Rigas Family. The U.S. Attorney agreed: (i) not to seek additional monetary penalties from the Rigas Family, including the request for a money judgment as noted above; (ii) from the proceeds of certain assets forfeited by the Rigas Family, to establish the Restitution Fund for the purpose of providing restitution to holders of the Company's publicly traded securities; and (iii) to inform the District Court of this agreement at the sentencing of John J. Rigas and Timothy J. Rigas.

        Pursuant to the Forfeiture Order, all right, title and interest of the Rigas Family and Rigas Family Entities in the Rigas Co-Borrowing Entities (other than Coudersport and Bucktail), certain specified real estate and any securities of the Company were forfeited to the United States on June 8, 2005, and such assets and securities are expected to be conveyed to the Company (subject to completion of forfeiture proceedings before a federal judge to determine if there are any superior claims) pursuant to the

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Non-Prosecution Agreement. On August 19, 2005, the Company filed a petition with the District Court seeking an order conveying title to these assets and securities to the Company. On October 13, 2005, a petition was filed by a lending bank asserting an interest in one of the Rigas Co-Borrowing Entities for the exclusive purpose, according to the petition, of protecting against the contingency that the Bankruptcy Court approval of certain settlement agreements is overturned on appeal. A status report from the government to the District Court regarding the forfeiture proceedings was filed on November 4, 2005, in which the government informed the District Court that it would file another status report by January 6, 2006.

        The Company was not a defendant in the Rigas Criminal Action, but was under investigation by the DoJ regarding matters related to alleged wrongdoing by certain members of the Rigas Family. Upon approval of the Non-Prosecution Agreement, Adelphia and specified subsidiaries are no longer subject to criminal prosecution (other than for criminal tax violations) by the U.S. Attorney for any conduct related to the Rigas Criminal Action or the allegations contained in the SEC Civil Action so long as the Company complies with its obligations under the Non-Prosecution Agreement.

Securities and Derivative Litigation

        Certain of the Debtors and certain former officers, directors and advisors have been named as defendants in a number of lawsuits alleging violations of federal and state securities laws and related claims. These actions generally allege that the defendants made materially misleading statements understating the Company's liabilities and exaggerating the Company's financial results in violation of securities laws.

        In particular, beginning on April 2, 2002, various groups of plaintiffs filed more than 30 class action complaints, purportedly on behalf of certain of the Company's shareholders and bondholders or classes thereof in federal court in Pennsylvania. Several non-class action lawsuits were brought on behalf of individuals or small groups of security holders in federal courts in Pennsylvania, New York, South Carolina and New Jersey, and in state courts in New York, Pennsylvania, California and Texas. Seven derivative suits were also filed in federal and state courts in Pennsylvania, and four derivative suits were filed in state court in Delaware. On May 6, 2002, a notice and proposed order of dismissal without prejudice was filed by the plaintiff in one of these four Delaware derivative actions. The remaining three Delaware derivative actions were consolidated on May 22, 2002. On February 10, 2004, the parties stipulated and agreed to the dismissal of these consolidated actions with prejudice.

        The complaints, which named as defendants the Company, certain former officers and directors of the Company, and, in some cases, the Company's former auditors, lawyers, as well as financial institutions who worked with the Company, generally allege that, among other improper statements and omissions, defendants misled investors regarding the Company's liabilities and earnings in the Company's public filings. The majority of these actions assert claims under Sections 10(b) and 20(a) of the Exchange Act and SEC Rule 10b-5. Certain bondholder actions assert claims for violation of Section 11 and/or Section 12(a)(2) of the Securities Act of 1933. Certain of the state court actions allege various state law claims.

        On July 23, 2003, the Judicial Panel on Multidistrict Litigation issued an order transferring numerous civil actions to the District Court for consolidated or coordinated pre-trial proceedings (the "MDL Proceedings").

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        On September 15, 2003, proposed lead plaintiffs and proposed co-lead counsel in the consolidated class action were appointed in the MDL Proceedings. On December 22, 2003, lead plaintiffs filed a consolidated class action complaint. Motions to dismiss have been filed by various defendants. On May 27, 2005 and August 16, 2005, the District Court granted in part and denied in part some of the pending motions and provided the plaintiffs limited ability to replead the dismissed claims. As a result of the filing of the Chapter 11 Cases and the protections of the automatic stay, the Company is not named as a defendant in the amended complaint, but is a non-party. The consolidated class action complaint seeks monetary damages of an unspecified amount, rescission and reasonable costs and expenses and such other and future relief as the court may deem just and proper. The individual actions against the Company also seek damages of an unspecified amount.

        Pursuant to section 362 of the Bankruptcy Code, all of the securities and derivative claims that were filed against the Company before the bankruptcy filings are automatically stayed and not proceeding as to the Company.

        The Company cannot predict the outcome of the pending legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Acquisition Actions

        After the alleged misconduct of certain members of the Rigas Family was publicly disclosed, three actions were filed in May and June 2002 against the Company by former shareholders of companies that the Company acquired, in whole or in part, through stock transactions. These actions allege that the Company improperly induced these former shareholders to enter into these stock transactions through misrepresentations and omissions, and the plaintiffs seek monetary damages and equitable relief through rescission of the underlying acquisition transactions.

        Two of these proceedings have been filed with the American Arbitration Association alleging violations of federal and state securities laws, breaches of representations and warranties and fraud in the inducement. One of these proceedings seeks rescission, compensatory damages and pre-judgment relief, and the other seeks specific performance. The third action alleges fraud and seeks rescission, damages and attorneys' fees. This action was originally filed in a Colorado State Court, and subsequently was removed by the Company to the United States District Court for the District of Colorado. The Colorado State Court action was closed administratively on July 16, 2004, subject to reopening if and when the automatic bankruptcy stay is lifted or for other good cause shown. These actions have been stayed pursuant to the automatic stay provisions of section 362 of the Bankruptcy Code.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Equity Committee Shareholder Litigation

        Adelphia is a defendant in an adversary proceeding in the Bankruptcy Court consisting of a declaratory judgment action and a motion for a preliminary injunction brought on January 9, 2003 by the Equity Committee, seeking, among other relief, a declaration as to how the shares owned by the Rigas Family and Rigas Family Entities would be voted should a consent solicitation to elect members of the Board be undertaken. Adelphia has opposed such requests for relief.

        The claims of the Equity Committee are based on shareholder rights that the Equity Committee asserts should be recognized even in bankruptcy, coupled with continuing claims, as of the filing of the

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lawsuit, of historical connections between the Board and the Rigas Family. Motions to dismiss filed by Adelphia and others are fully briefed in this action, but no argument date has been set. If this action survives these motions to dismiss, resolution of disputed fact issues will occur in two phases pursuant to a schedule set by the Bankruptcy Court. Determinations regarding fact questions relating to the conduct of the Rigas Family will not occur until, at a minimum, after the resolution of the Rigas Criminal Action.

        No pleadings have been filed in the adversary proceeding since September 2003.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

ML Media Litigation

        Adelphia and ML Media have been involved in a longstanding dispute concerning Century/ML Cable's management, the buy/sell rights of ML Media and various other matters.

        In March 2000, ML Media brought suit against Century, Adelphia and Arahova Communications Inc. ("Arahova"), a direct subsidiary of Adelphia and Century's immediate parent, in the Supreme Court of the State of New York, seeking, among other things: (i) the dissolution of Century/ML Cable and the appointment of a receiver to sell Century/ML Cable's assets; (ii) if no receiver was appointed, an order authorizing ML Media to conduct an auction for the sale of Century/ML Cable's assets to an unrelated third party and enjoining Adelphia from interfering with or participating in that process; (iii) an order directing the defendants to comply with the Century/ML Cable joint venture agreement with respect to provisions relating to governance matters and the budget process; and (iv) compensatory and punitive damages. The parties negotiated a consent order that imposed various consultative and reporting requirements on Adelphia and Century as well as restrictions on Century's ability to make capital expenditures without ML Media's approval. Adelphia and Century were held in contempt of that order in early 2001.

        In connection with the December 13, 2001 settlement of the above dispute, Adelphia, Century/ML Cable, ML Media and Highland Holdings ("Highland"), a general partnership then owned and controlled by members of the Rigas Family, entered into a Leveraged Recapitalization Agreement (the "Recap Agreement"), pursuant to which Century/ML Cable agreed to redeem ML Media's 50% interest in Century/ML Cable (the "Redemption") on or before September 30, 2002 for a purchase price between $275,000,000 and $279,800,000 depending on the timing of the Redemption, plus interest. Among other things, the Recap Agreement provided that: (i) Highland would arrange debt financing for the Redemption; (ii) Highland, Adelphia and Century would jointly and severally guarantee debt service on debt financing for the Redemption on and after the closing of the Redemption; and (iii) Highland and Century would own 60% and 40% interests, respectively, in the recapitalized Century/ML Cable. Under the terms of the Recap Agreement, Century's 50% interest in Century/ML Cable was pledged to ML Media as collateral for the Company's obligations.

        On September 30, 2002, Century/ML Cable filed a voluntary petition to reorganize under Chapter 11 in the Bankruptcy Court. Century/ML Cable is operating its business as a debtor-in-possession.

        By an order of the Bankruptcy Court dated September 17, 2003, Adelphia and Century rejected the Recap Agreement, effective as of such date. If the Recap Agreement is enforceable, the effect of the rejection of the Recap Agreement is the same as a pre-petition breach of the Recap Agreement.

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Therefore, Adelphia and Century are potentially exposed to "rejection damages," which may include the revival of ML Media's claims under the state court actions described above.

        Adelphia, Century, Highland, Century/ML Cable and ML Media are engaged in litigation regarding the enforceability of the Recap Agreement. On April 15, 2004, the Bankruptcy Court indicated that it would dismiss all counts of Adelphia's challenge to the enforceability of the Recap Agreement except for its allegation that ML Media aided and abetted a breach of fiduciary duty in connection with the execution of the Recap Agreement. The Bankruptcy Court also indicated that it would allow Century/ML Cable's action to avoid the Recap Agreement as a fraudulent conveyance to proceed.

        ML Media has alleged that it is entitled to elect recovery of either (i) $279,800,000 plus costs and interest in exchange for its interest in Century/ML Cable, or (ii) up to the difference between $279,800,000 and the fair market value of its interest in Century/ML Cable plus costs, interest and revival of the state court claims described above. Adelphia, Century and Century/ML Cable have disputed ML Media's claims, and the Plan contemplates that ML Media will receive no distribution until such dispute is resolved.

        On June 3, 2005, Century and ML Media entered into the IAA to sell their interests in Century/ML Cable for $520,000,000 (subject to potential purchase price adjustments as defined in the IAA) to San Juan Cable. On August 9, 2005, Century/ML Cable filed the Century/ML Plan and the Century/ML Disclosure Statement with the Bankruptcy Court. On August 18, 2005, the Bankruptcy Court approved the Century/ML Disclosure Statement. On September 7, 2005, the Bankruptcy Court confirmed the Century/ML Plan, which is designed to satisfy the conditions of the IAA with San Juan Cable and provides that all third party claims will either be paid in full or assumed by San Juan Cable under the terms set forth in the IAA. On October 31, 2005, the sale of Century/ML Cable to San Juan Cable was consummated and the Century/ML Plan became effective. Neither the sale of Century/ML Cable to San Juan Cable nor the effectiveness of the Century/ML Plan resolves the pending litigation among Adelphia, Century, Highland, Century/ML Cable and ML Media.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

The X Clause Litigation

        On December 29, 2003, the Ad Hoc Committee of holders of Adelphia's 6% and 3.25% subordinated notes (collectively the "Subordinated Notes"), together with the Bank of New York, the indenture trustee for the Subordinated Notes (collectively, the "X Clause Plaintiffs"), commenced an adversary proceeding against Adelphia in the Bankruptcy Court. The X Clause Plaintiffs' complaint sought a judgment declaring that the subordination provisions in the indentures for the Subordinated Notes were not applicable to an Adelphia plan of reorganization in which constituents receive common stock of Adelphia and that the Subordinated Notes are entitled to share pari passu in the distribution of any common stock of Adelphia given to holders of senior notes of Adelphia. Recently, the X Clause Plaintiffs have asserted that the subordination provisions in the indentures for the Subordinated Notes also are not applicable to an Adelphia plan of reorganization in which constituents receive TWC Class A Common Stock and that the Subordinated Notes would therefore be entitled to share pari passu in the distribution of any such TWC Class A Common Stock given to holders of senior notes of Adelphia. The Debtors dispute this position and have agreed to present the issue to the Bankruptcy Court prior to confirmation of a plan of reorganization.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        The basis for the X Clause Plaintiffs' claim is a provision in the applicable indentures, commonly known as the "X Clause," which provides that any distributions under a plan of reorganization comprised solely of "Permitted Junior Securities" are not subject to the subordination provision of the Subordinated Notes indenture. The X Clause Plaintiffs asserted that, under their interpretation of the applicable indentures, a distribution of a single class of new common stock of Adelphia would meet the definition of "Permitted Junior Securities" set forth in the indentures, and therefore be exempt from subordination.

        On February 6, 2004, Adelphia filed its answer to the complaint, denying all of its substantive allegations. Thereafter, both the X Clause Plaintiffs and Adelphia cross-moved for summary judgment with both parties arguing that their interpretation of the X Clause was correct as a matter of law. The indenture trustee for the Adelphia senior notes also intervened in the action and, like Adelphia, moved for summary judgment arguing that the X Clause Plaintiffs were subordinated to holders of senior notes with respect to any distribution of common stock under a plan. In addition, the Creditors' Committee also moved to intervene and, thereafter, moved to dismiss the X Clause Plaintiffs' complaint on the grounds, among others, that it did not present a justiciable case or controversy and therefore was not ripe for adjudication. In a written decision, dated April 12, 2004, the Bankruptcy Court granted the Creditors' Committee's motion to dismiss without ruling on the merits of the various cross-motions for summary judgment. The Bankruptcy Court's dismissal of the action was without prejudice to the X Clause Plaintiffs' right to bring the action at a later date, if appropriate.

Verizon Franchise Transfer Litigation

        On March 20, 2002, the Company commenced an action (the "California Cablevision Action") in the United States District Court for the Central District of California, Western Division, seeking, among other things, declaratory and injunctive relief precluding the City of Thousand Oaks California (the "City") from denying permits on the grounds that the Company failed to seek the City's prior approval of an asset purchase agreement (the "Asset Purchase Agreement"), dated December 17, 2001, between the Company and Verizon Media Ventures, Inc. d/b/a Verizon Americast ("Verizon Media Ventures"). Pursuant to the Asset Purchase Agreement, the Company acquired certain Verizon Media Ventures cable equipment and network system assets (the "Verizon Cable Assets") located in the City for use in the operation of the Company's cable business in the City.

        On March 25, 2002, the City and Ventura County (the "County") commenced an action (the "Thousand Oaks Action") against the Company and Verizon Media Ventures in California State Court alleging that (i) Verizon Media Ventures' entry into the Asset Purchase Agreement and conveyance of the Verizon Cable Assets constituted a breach of Verizon Media Ventures' cable franchises and (ii) that the Company's participation in the transaction amounted to actionable tortious interference with those franchises. The City and the County sought injunctive relief to halt the sale and transfer of the Verizon Cable Assets pursuant to the Asset Purchase Agreement and to compel the Company to treat the Verizon Cable Assets as a separate cable system.

        On March 27, 2002, the Company and Verizon Media Ventures removed the Thousand Oaks Action to the United States District Court for the Central District of California, where it was consolidated with the California Cablevision Action.

        On April 12, 2002, the district court conducted a hearing on the City's and County's application for a preliminary injunction and, on April 15, 2002, the district court issued a temporary restraining order in part, pending entry of a further order. On May 14, 2002, the district court issued a preliminary

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injunction and entered findings of fact and conclusions of law in support thereof (the "May 14, 2002 Order"). The May 14, 2002 Order, among other things: (i) enjoined the Company from integrating the Company's and Verizon Media Ventures' system assets serving subscribers in the City and the County; (ii) required the Company to return "ownership" of the Verizon Cable Assets to Verizon Media Ventures except that the Company was permitted to continue to "manage" the assets as Verizon Media Ventures' agent to the extent necessary to avoid disruption in services until Verizon Media Ventures chose to reenter the market or sell the assets; (iii) prohibited the Company from eliminating any programming options that had previously been selected by Verizon Media Ventures or from raising the rates charged by Verizon Media Ventures; and (iv) required the Company and Verizon Media Ventures to grant the City and/or the County access to system records, contracts, personnel and facilities for the purpose of conducting an inspection of the then-current "state of the Verizon Media Ventures and the Company systems" in the City and the County. The Company appealed the May 14, 2002 Order, and on April 1, 2003, the U.S. Court of Appeals for the Ninth Circuit reversed the May 14, 2002 Order, thus removing any restrictions that had been imposed by the district court against the Company's integration of the Verizon Cable Assets and remanded the actions back to the district court for further proceedings.

        In September 2003, the City began refusing to grant the Company's construction permit requests, claiming that the Company could not integrate the acquired Verizon Cable Assets with the Company's existing cable system assets because the City had not approved the transaction between the Company and Verizon Media Ventures, as allegedly required under the City's cable ordinance.

        Accordingly, on October 2, 2003, the Company filed a motion for a preliminary injunction in the district court seeking to enjoin the City from refusing to grant the Company's construction permit requests. On November 3, 2003, the district court granted the Company's motion for a preliminary injunction, finding that the Company had demonstrated "a strong likelihood of success on the merits." Thereafter, the parties agreed to informally stay the litigation pending negotiations between the Company and the City for the Company's renewal of its cable franchise, with the intent that such negotiations would also lead to a settlement of the pending litigation. However, on September 16, 2004, at the City's request, the court set certain procedural dates, including a trial date of July 12, 2005, which has effectively re-opened the case to active litigation. Subsequently, the July 12, 2005 trial date was vacated pursuant to a stipulation and order. On July 11, 2005, the district court referred the matter to a United States magistrate judge for settlement discussions. A settlement conference was held on October 20, 2005, before the magistrate judge. The parties continue to engage in settlement discussions in an effort to resolve the dispute.

        The Company cannot predict the outcome of these actions or estimate the possible effects on the financial condition or results of operations of the Company.

Dibbern Adversary Proceeding

        On or about August 30, 2002, Gerald Dibbern, individually and purportedly on behalf of a class of similarly situated subscribers nationwide, commenced an adversary proceeding in the Bankruptcy Court against Adelphia asserting claims for violation of the Pennsylvania Consumer Protection Law, breach of contract, fraud, unjust enrichment, constructive trust, and an accounting. This complaint alleges that Adelphia charged, and continues to charge, subscribers for cable set-top box equipment, including set-top boxes and remote controls, that is unnecessary for subscribers that receive only basic cable service and have cable-ready televisions. The complaint further alleges that Adelphia failed to adequately notify affected subscribers that they no longer needed to rent this equipment. The complaint seeks a number of remedies including treble money damages under the Pennsylvania Consumer Protection Law, declaratory and injunctive relief, imposition of a constructive trust on Adelphia's assets, and punitive damages, together with costs and attorneys' fees.

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        On or about December 13, 2002, Adelphia moved to dismiss the adversary proceeding on several bases, including that the complaint fails to state a claim for which relief can be granted and that the matters alleged therein should be resolved in the claims process. The Bankruptcy Court granted Adelphia's motion to dismiss and dismissed the adversary proceeding on May 3, 2005. In the Bankruptcy Court, Mr. Dibbern has also objected to the provisional disallowance of his proofs of claim, which comprised a portion of the Bankruptcy Court's May 3, 2005 order. Mr. Dibbern appealed the May 3, 2005 order dismissing his claims to the District Court. In an August 30, 2005 decision, the District Court affirmed the dismissal of Mr. Dibbern's claims for violation of the Pennsylvania Consumer Protection Law, a constructive trust and an accounting, but reversed the dismissal of Mr. Dibbern's breach of contract, fraud and unjust enrichment claims. These three claims will proceed in the Bankruptcy Court. Adelphia filed its answer on October 14, 2005.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Creditors' Committee Lawsuit Against Pre-Petition Banks

        Pursuant to the Bankruptcy Court order approving the DIP Facility (the "Final DIP Order"), the Company made certain acknowledgments (the "Acknowledgments") with respect to the extent of its indebtedness under the pre-petition credit facilities, as well as the validity and extent of the liens and claims of the lenders under such facilities. However, given the circumstances surrounding the filing of the Chapter 11 Cases, the Final DIP Order preserved the Debtors' right to prosecute, among other things, avoidance actions and claims against the pre-petition lenders and to bring litigation against the pre-petition lenders based on any wrongful conduct. The Final DIP Order also provided that any official committee appointed in the Chapter 11 Cases would have the right to request that it be granted standing by the Bankruptcy Court to challenge the Acknowledgments and to bring claims belonging to the Company and its estates against the pre-petition lenders.

        Pursuant to a stipulation dated July 2, 2003, among the Debtors, the Creditors' Committee and the Equity Committee, the parties agreed, subject to approval by the Bankruptcy Court, that the Creditors' Committee would have derivative standing to file and prosecute claims against the pre-petition lenders, on behalf of the Debtors, and granted the Equity Committee leave to seek to intervene in any such action. This stipulation also preserves the Company's ability to compromise and settle the claims against the pre-petition lenders. By motion dated July 6, 2003, the Creditors' Committee moved for Bankruptcy Court approval of this stipulation and simultaneously filed a complaint (the "Bank Complaint") against the agents and lenders under certain pre-petition credit facilities, and related entities, asserting, among other things, that these entities knew of, and participated in, the alleged improper actions by certain members of the Rigas Family and Rigas Family Entities (the "Pre-petition Lender Litigation"). The Debtors are nominal plaintiffs in this action.

        The Bank Complaint contains 52 claims for relief to redress the claimed wrongs and abuses committed by the agents, lenders and other entities. The Bank Complaint seeks to, among other things: (i) recover as fraudulent transfers the principal and interest paid by the Company to the defendants; (ii) avoid as fraudulent obligations the Company's obligations, if any, to repay the defendants; (iii) recover damages for breaches of fiduciary duties to the Company and for aiding and abetting fraud and breaches of fiduciary duties by the Rigas Family; (iv) equitably disallow, subordinate or recharacterize each of the defendants' claims in the Chapter 11 Cases; (v) avoid and recover certain allegedly preferential transfers made to certain defendants; and (vi) recover damages for violations of the Bank Holding Company Act. Numerous motions seeking to defeat the Pre-petition Lender

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Litigation were filed by the defendants and the Bankruptcy Court held a hearing on such issues. The Equity Committee has filed a motion seeking authority to bring an intervenor complaint (the "Intervenor Complaint") against the defendants seeking to, among other things, assert additional contract claims against the investment banking affiliates of the agent banks and claims under the RICO Act against various defendants.

        On October 3 and November 7, 2003, certain of the defendants filed both objections to approval of the stipulation and motions to dismiss the bulk of the claims for relief contained in the Bank Complaint and the Intervenor Complaint. The Bankruptcy Court heard oral argument on these objections and motions on December 20 and 21, 2004. In a memorandum decision dated August 30, 2005, the Bankruptcy Court granted the motions of both the Creditors' Committee and the Equity Committee for standing to prosecute these claims and denied the objections. Subsequent to issuance of this decision, several defendants filed, among other things, motions to withdraw the reference for the Pre-petition Lender Litigation from the Bankruptcy Court to the District Court. These motions are currently pending.

        Under the Plan, the Debtors may seek to compromise and settle, in part, the Pre-petition Lender Litigation, including through the dismissal of certain claims and the release of certain defendants.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Non-Agent Banks' Declaratory Judgment

        On September 30, 2005, certain non-agent pre-petition lenders of the Debtors filed a declaratory judgment action against the Debtors in the Bankruptcy Court seeking, among other things, the enforcement of asserted indemnification rights and rights to fees and expenses. No responses have been filed regarding this complaint.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Devon Mobile Claim

        Pursuant to the Agreement of Limited Partnership of Devon Mobile Communications, L.P., a Delaware limited partnership ("Devon Mobile"), dated as of November 3, 1995 (the "Devon Mobile Limited Partnership Agreement"), the Company owned a 49.9% limited partnership interest in Devon Mobile, which, through its subsidiaries, held licenses to operate regional wireless telephone businesses in several states. Devon Mobile had certain business and contractual relationships with the Company and with former subsidiaries or divisions of the Company, which were spun off as TelCove in January 2002.

        In late May 2002, the Company notified Devon G.P., Inc. ("Devon G.P."), the general partner of Devon Mobile, that it would likely terminate certain discretionary operational funding to Devon Mobile. On August 19, 2002, Devon Mobile and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the "Devon Mobile Bankruptcy Court").

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        On January 17, 2003, the Company filed proofs of claim and interest against Devon Mobile and its subsidiaries for approximately $129,000,000 in debt and equity claims, as well as an additional claim of approximately $35,000,000 relating to the Company's guarantee of certain Devon Mobile obligations (collectively, the "Company Claims"). By order dated October 1, 2003, the Devon Mobile Bankruptcy Court confirmed Devon Mobile's First Amended Joint Plan of Liquidation (the "Devon Plan"). The Devon Plan became effective on October 17, 2003, at which time the Company's limited partnership interest in Devon Mobile was extinguished.

        On or about January 8, 2004, Devon Mobile filed proofs of claim in the Chapter 11 Cases seeking, in the aggregate, approximately $100,000,000 in respect of, among other things, certain cash transfers alleged to be either preferential or fraudulent and claims for deepening insolvency, alter ego liability and breach of an alleged duty to fund Devon Mobile operations, all of which arose prior to the commencement of the Chapter 11 Cases (the "Devon Claims"). On June 21, 2004, Devon Mobile commenced an adversary proceeding in the Chapter 11 Cases (the "Devon Adversary Proceeding") through the filing of a complaint (the "Devon Complaint"), which incorporates the Devon Claims. On August 20, 2004, the Company filed an answer and counterclaim in response to the Devon Complaint denying the allegations made in the Devon Complaint and asserting various counterclaims against Devon Mobile, which encompassed the Company Claims. On November 22, 2004, the Company filed a motion for leave (the "Motion for Leave") to file a third party complaint for contribution and indemnification against Devon G.P. and Lisa-Gaye Shearing Mead, the sole owner and President of Devon G.P. By endorsed order entered January 12, 2005, Judge Robert E. Gerber, the judge presiding over the Chapter 11 Cases and the Devon Adversary Proceeding, granted a recusal request made by counsel to Devon G.P. On January 21, 2005, the Devon Adversary Proceeding was reassigned from Judge Gerber to Judge Cecelia G. Morris. By an order dated April 5, 2005, Judge Morris denied the Motion for Leave and a subsequent motion for reconsideration. On May 13, 2005, the court entered an amended pretrial scheduling order extending the time for discovery and scheduled a pretrial conference for March 1, 2006, with a five day trial to be scheduled thereafter. Discovery is ongoing.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

NFHLP Claim

        On January 13, 2003, NFHLP and certain of its subsidiaries (the "NFHLP Debtors") filed voluntary petitions to reorganize under Chapter 11 in the United States Bankruptcy Court of the Western District of New York (the "NFHLP Bankruptcy Court") seeking protection under the U. S. bankruptcy laws. Certain of the NFHLP Debtors entered into an agreement dated March 13, 2003 for the sale of certain assets, including the Buffalo Sabres National Hockey League team, and the assumption of certain liabilities. On October 3, 2003, the NFHLP Bankruptcy Court approved the NFHLP joint plan of liquidation. The NFHLP Debtors filed a complaint, dated November 4, 2003, against, among others, Adelphia and the Creditors' Committee seeking to enforce certain prior stipulations and orders of the NFHLP Bankruptcy Court against Adelphia and the Creditors' Committee related to the waiver of Adelphia's right to participate in certain sale proceeds resulting from the sale of assets. Certain of the NFHLP Debtors' pre-petition lenders, which are also defendants in the adversary proceeding, have filed cross-complaints against Adelphia and the Creditors' Committee asking the NFHLP Bankruptcy Court to enjoin Adelphia and the Creditors' Committee from prosecuting their claims against those pre-petition lenders. Proceedings as to the complaint itself have been suspended. With respect to the cross-complaints, motion practice and discovery are proceeding concurrently; no hearing on dispositive motions has been scheduled.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Preferred Shareholder Litigation

        On August 11, 2003, Adelphia initiated an adversary proceeding in the Bankruptcy Court against the holders of Adelphia's preferred stock (the "Preferred Stockholders"), seeking, among other things, to enjoin the Preferred Stockholders from exercising certain purported rights to elect directors to the Board due to Adelphia's failure to pay dividends and alleged breaches of covenants contained in the certificates of designations relating to Adelphia's preferred stock. On August 13, 2003, certain of the Preferred Stockholders filed an action against Adelphia in the Delaware Chancery Court seeking a declaratory judgment of their purported right to appoint two directors to the Board (the "Delaware Action"). On August 13, 2003, the Bankruptcy Court granted Adelphia a temporary restraining order, which, among other things, stayed the Delaware Action and temporarily enjoined the Preferred Stockholders from exercising their purported rights to elect directors to the Board. Thereafter, the Delaware Action was withdrawn.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Adelphia's Lawsuit Against Deloitte

        On November 6, 2002, Adelphia sued Deloitte & Touche LLC ("Deloitte"), Adelphia's former independent auditors, in the Court of Common Pleas for Philadelphia County. The lawsuit seeks damages against Deloitte based on Deloitte's alleged failure to conduct an audit in compliance with generally accepted auditing standards, and for providing an opinion that Adelphia's financial statements conformed with GAAP when Deloitte allegedly knew or should have known that they did not conform. The complaint further alleges that Deloitte knew or should have known of alleged misconduct and misappropriation by the Rigas Family, and other alleged acts of self-dealing, but failed to report these alleged misdeeds to the Board or others who could have and would have stopped the Rigas Family's misconduct. The complaint raises claims of professional negligence, breach of contract, aiding and abetting breach of fiduciary duty, fraud, negligent misrepresentation and contribution.

        Deloitte filed preliminary objections seeking to dismiss the complaint, which were overruled by the court by order dated June 11, 2003. On September 15, 2003, Deloitte filed an answer, a new matter and various counterclaims in response to the complaint. In its counterclaims, Deloitte asserted causes of action against Adelphia for breach of contract, fraud, negligent misrepresentation and contribution. Also on September 15, 2003, Deloitte filed a related complaint naming as additional defendants John J. Rigas, Timothy J. Rigas, Michael J. Rigas, and James P. Rigas. In this complaint, Deloitte alleges causes of action for fraud, negligent misrepresentation and contribution. The Rigas defendants, in turn, have claimed a right to contribution and/or indemnity from Adelphia for any damages Deloitte may recover against the Rigas defendants. On January 9, 2004, Adelphia answered Deloitte's counterclaims. Deloitte moved to stay discovery in this action until completion of the Rigas Criminal Action, which Adelphia opposed. Following the motion, discovery was effectively stayed for 60 days but has now commenced. Deloitte and Adelphia have exchanged documents and have begun substantive discovery. On June 9, 2005, the court entered a case management order stating that (i) all discovery shall be completed by December 5, 2005 and (ii) that the case be ready for trial by April 3, 2006.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Arahova Motions

        Substantial disputes exist between creditors of different Debtors that principally affect the recoveries to the holders of certain notes due September 15, 2007 issued by FrontierVision Holdings, L.P., an indirect subsidiary of Adelphia, and the creditors of Arahova and Adelphia (the "Inter-Creditor Dispute"). On November 7, 2005, the ad hoc committee of Arahova noteholders (the "Arahova Noteholders Committee") filed four emergency motions for relief with the Bankruptcy Court seeking, among other things, to (i) appoint a trustee for Arahova and its subsidiaries (collectively, the "Arahova/Century Debtors") who may not receive payment in full under the Plan or, alternatively, appoint independent officers and directors, with the assistance of separately retained counsel, to represent the Arahova/Cenury Debtors in connection with the Inter-Creditor Dispute, (ii) disqualify Willkie Farr & Gallagher LLP from representing the Arahova/Century Debtors in the Chapter 11 Cases or, in the alternative, the balance of the Debtors with respect to the Inter-Creditor Dispute, (iii) terminate the exclusive periods during which the Arahova/Century Debtors may file and solicit acceptances of a chapter 11 plan and related disclosure statement (the previous three motions, the "Arahova Emergency Motions"), and (iv) authorize the Arahova Noteholders Committee to file confidential supplements containing certain information. The Arahova Noteholders Committee has requested that the Bankruptcy Court consider these motions on an expedited basis. At an on the record, in camera chambers conference held before the Bankruptcy Court on November 10, 2005, the Bankruptcy Court indicated that it would schedule a hearing on the Arahova Emergency Motions for approximately 45 days from the date of the chambers conference.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company. However, the appointment of a Chapter 11 trustee pursuant to the request by the Arahova Noteholders Committee, or a request by another party in interest, may lead to a default under the Second Extended DIP Facility, may prevent consummation of the Sale Transaction and would give TW NY and Comcast the right to terminate the Sale Transaction asset purchase agreements.

Series E and F Preferred Stock Conversion Postponements

        On October 29, 2004, Adelphia filed a motion to postpone the conversion of Adelphia's 7.5% Series E Mandatory Convertible Preferred Stock ("Series E Preferred Stock") into shares of Class A Common Stock from November 15, 2004 to February 1, 2005, to the extent such conversion was not already stayed by the Debtors' bankruptcy filing, in order to protect the Debtors' net operating loss carryovers. On November 18, 2004, the Bankruptcy Court entered an order approving the postponement effective November 14, 2004.

        Adelphia has subsequently entered into several stipulations further postponing, to the extent applicable, the conversion date of the Series E Preferred Stock. Adelphia has also entered into several stipulations postponing, to the extent applicable, the conversion date of the Adelphia 7.5% Series F Mandatory Convertible Preferred Stock, which was initially convertible into shares of Class A Common Stock on February 1, 2005.

EPA Self Disclosure and Audit

        On June 2, 2004, the Company orally self-disclosed potential violations of environmental laws to the United States Environmental Protection Agency ("EPA") pursuant to EPA's Audit Policy, and notified EPA that it intended to conduct an audit of its operations to identify and correct any such violations. The potential violations primarily concern reporting and recordkeeping requirements arising from the Company's storage and use of petroleum and batteries to provide backup power for its cable operations. This matter is at an early stage, but based on current facts, the Company does not anticipate that this matter will have a material adverse effect on the Company's results of operations or financial condition.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Other

        The Company is subject to various other legal proceedings and claims which arise in the ordinary course of business. Management believes, based on information currently available, that the amount of ultimate liability, if any, with respect to any of these other actions will not materially affect the Company's financial position or results of operations.

Note 8. Additional Information

Reclassification

        Certain amounts for the forty months ended October 31, 2005 have been reclassified to conform with the October 31, 2005 monthly presentation.

Dispositions

        As more fully described in Note 5, in April 2004, the Company transferred the economic risks and benefits of certain assets which provide CLEC telecommunication services to TelCove. Accordingly, the Company presented such CLEC assets as discontinued operations beginning in April 2004.

        In November 2004, the Company entered into an asset purchase agreement to sell its security monitoring business in Pennsylvania, Florida and New York for approximately $38,000,000. Pursuant to the bidding procedures order filed with the Bankruptcy Court on November 22, 2004, qualified bidders had the opportunity to submit higher or otherwise better offers with a bid deadline of January 17, 2005. The Company received a qualified bid and conducted an auction for the sale of the security business on January 21, 2005. The winning bid was approximately $42,750,000, subject to adjustment, based primarily on the final contractual recurring monthly revenue of the security business and a working capital adjustment. This agreement was approved by the Bankruptcy Court on January 28, 2005. The transaction closed on February 28, 2005 for a preliminary purchase price of $40,200,000, subject to final adjustment.

Change in Useful Life

        In March 2004, effective January 1, 2004, the Company changed the useful life used to calculate the depreciation of converter boxes from five years to four years due to the introduction of advanced set-top boxes which provide high definition and digital video recording capabilities.

Cash and cash equivalents

        Cash equivalents consist primarily of money market funds and United States ("U.S.") government obligations with maturities of three months or less when purchased. The carrying amounts of cash equivalents approximate their fair values.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Restricted cash

        Restricted cash is primarily comprised of proceeds from the sale of Century/ML Cable which are being held in escrow pending the resolution of the litigation among Adelphia, Century, Highland, Century/ML Cable and ML Media described in Note 7, amounts that are collateralized on letters of credit outstanding under the Second Extended DIP Facility in connection with the consummation of certain asset sales and amounts that are required to be used to fund mandatory prepayments of principal on the Second Extended DIP Facility in connection with the consummation of certain asset sales.

October 31, 2005
(amounts in thousands)
Current restricted cash:
Collateralization of letters of credit	$18,585
Reduction events	1,832
Other	2,618

Current restricted cash	$23,035

Noncurrent restricted cash:
Proceeds from sale of investment	263,770
Other	3,036

Noncurrent restricted cash	$266,806

Accounts receivable

        Accounts receivable are reflected net of an allowance for doubtful accounts. Such allowance was $17,966,000 at October 31, 2005.

Accounts payable, accrued liabilities and other liabilities

        To the Company's knowledge, all undisputed post-petition trade payables are current and all premiums for insurance policies, including all workers' compensation and disability insurance policies, required to be paid are fully paid as of October 31, 2005.

Preferred stock

        Contractual dividends applicable to the Company's preferred stock were $10,010,000 and $400,417,000 for the respective one and forty months ended October 31, 2005.

Basic and diluted loss per weighted average share of common stock

        Basic loss per weighted average share of common stock is computed based on the weighted average number of common shares outstanding after giving effect to dividend requirements on the Company's preferred stock. Diluted loss per common share is equal to basic net loss per common share because the Company's convertible preferred stock and outstanding stock options do not have a dilutive effect for the periods presented. In the future, however, the convertible preferred stock and outstanding stock options could have a dilutive effect on earnings per share.

Supplemental cash flow information

        Cash payments for interest were $49,886,000 and $1,396,769,000 for the one and forty month periods ended October 31, 2005, respectively. Included in these amounts are cash payments made by the Company of $19,651,000 and $576,207,000 for the one and forty month periods ended October 31, 2005, respectively, for interest on the co-borrowing credit facilities attributable to the Rigas Family Entities.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Key Employee Retention Programs

        On September 21, 2004, the Bankruptcy Court entered orders authorizing the Debtors to implement and adopt (i) the Adelphia Communications Corporation Key Employee Continuity Program (as amended, the "Stay Plan") and (ii) the Adelphia Communications Corporation Sale Bonus Program (as amended, the "Sale Plan"). On April 20, 2005, the Bankruptcy Court entered an order authorizing the Debtors to implement and adopt the Adelphia Communications Corporation Executive Vice President Continuity Program (the "EVP Stay Plan" and, together with the Stay Plan and the Sale Plan, the "Continuity Program"), and authorized the Executive Vice Presidents' participation in the Sale Plan (the "EVP KERP Order"). The Continuity Program is designed to motivate certain employees (other than the CEO and COO of the Company) to remain with the Company. With respect to the Continuity Program, in the event that (i) a Change in Control (as defined in the EVP Stay Plan, the Stay Plan and the Sale Plan) occurs and (ii) all of the bonuses under the Continuity Program are payable, the total cost of the Continuity Program could reach approximately $34,100,000 (including approximately $1,400,000 payable under the EVP Stay Plan, approximately $9,800,000 payable under the Stay Plan, approximately $19,900,000 payable under the Sale Plan (including $1,850,000 payable to certain Executive Vice Presidents under the Sale Plan pursuant to the EVP KERP Order, and a $3,000,000 pool from which the CEO of Adelphia may grant additional stay or sale bonuses).

Statistical Information

        The table below provides information on the number of basic customers, digital customers and high speed internet customers as of October 31, 2005 and September 30, 2005. As of June 30, 2005, the Managed Cable Entities do not include Coudersport and Bucktail. For additional information, see Note 7.

	Filing Entities	Brazil	Managed Cable Entities	Century/ML Cable and St. Marys	Total
October 31, 2005:
Basic customers	4,682,975	55,200	219,973	143,010	5,101,158
Digital customers	1,908,407	—	89,994	67,226	2,065,627
High speed internet customers	1,581,154	6,553	86,322	18,243	1,692,272

Total revenue generating units	8,172,536	61,753	396,289	228,479	8,859,057

September 30, 2005:
Basic customers	4,687,318	55,226	219,769	143,475	5,105,788
Digital customers	1,897,643	—	89,344	67,085	2,054,072
High speed internet customers	1,555,036	6,397	84,999	16,665	1,663,097

Total revenue generating units	8,139,997	61,623	394,112	227,225	8,822,957

Note 9. Bankruptcy Court Reporting Schedules

        The Bankruptcy Court reporting schedules included in this report beginning on page 34 are for the period from October 1 through October 31, 2005 and have been prepared for the purpose of filing with the Bankruptcy Court and are not required by GAAP. The accompanying Bankruptcy Court reporting schedules, as with all other information contained herein, have been obtained from the books and records of the Company and are unaudited.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Summary

	For the Month Ended October 31, 2005	Reference
Gross wages paid	$45,402,531	Schedule I
Employee payroll taxes withheld	9,891,371	Schedule I
Employer payroll taxes due	3,239,525	Schedule I
Payroll taxes paid*	20,487,234	Schedule II*
Sales and other taxes due	7,039,363	Schedule III
Gross taxable sales	86,987,626	Schedule III
Real estate and personal property taxes paid	1,701,420	Schedule IV
Sales and other taxes paid	6,364,658	Schedule V
Cash disbursements	359,655,113	Schedule VI
Insurance coverage	N/A	Schedule VII

*
The amount reported above for payroll taxes paid is based upon the date paid and not the date due.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule I

Court Reporting schedules for Payroll and Payroll Taxes
for the Month Ended October 31, 2005

Week Ending Date	Gross Wages Paid	Employee Payroll Taxes Withheld	Employer Payroll Taxes Due
14-Oct-05	$21,423,130	$4,524,432	$1,535,020
28-Oct-05	$23,979,401	$5,366,939	$1,704,505

Total	$45,402,531	$9,891,371	$3,239,525

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II	Page 1 of 7

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended October 31, 2005

Payee	Payroll Taxes Paid	Payment Date
ADAMS COUNTY EIT AGENCY	50	10/3/2005
ALTOONA AREA SCHOOL DISTRICT	10	10/3/2005
ALTOONA AREA SCHOOL DISTRICT	959	10/3/2005
ASHLAND FINANCIAL DEPARTMENT	1,863	10/3/2005
ASHTABULA INCOME TAX	671	10/3/2005
BEDFORD COUNTY TAX SERVICE	723	10/3/2005
BERKHEIMER ASSOCIATES	70	10/3/2005
BETHEL PARK BOROUGH	2,628	10/3/2005
BLAIRSVILLE BORO	1,031	10/3/2005
BLUFFTON VILLAGE INCOME TAX	14	10/3/2005
BOROUGH OF ROCHESTER	83	10/3/2005
BOURBON COUNTY OCCUP	8	10/3/2005
BOYD COUNTY	3	10/3/2005
BOYLE COUNTY COURTHOUSE	556	10/3/2005
BREATHITT TAX ADMIN	132	10/3/2005
BROOKLYN CITY INCOME TAX	295	10/3/2005
BRYAN CITY INCOME TAX	2,241	10/3/2005
BUREAU OF EMPLOYMENT PROGRAMS	2,486	10/3/2005
BUREAU OF EMPLOYMENT SERVICES	18,395	10/3/2005
CAREY VILLAGE INCOME TAX	21	10/3/2005
CATIZ VILLAGE INCOME TAX	112	10/3/2005
CELINA CITY	762	10/3/2005
CENTRAL COLLECTION AGENCY	51,498	10/3/2005
CENTRAL TAX BURE(A)	108	10/3/2005
CENTRAL TAX BUREAU OF P	1,010	10/3/2005
CENTRAL TAX BUREAU OF P	140,710	10/3/2005
CITY OF BEATTYVILLE	223	10/3/2005
CITY OF BEDFORD TAX DEPT	470	10/3/2005
CITY OF BRUNSWICK	1,030	10/3/2005
CITY OF CAMBRIDGE	1,562	10/3/2005
CITY OF CARLISLE	35	10/3/2005
CITY OF CHILLICOTHE	3,103	10/3/2005
CITY OF CLEVELAND HEIGHTS	6,974	10/3/2005
CITY OF CONNEAUT	517	10/3/2005
CITY OF CUYAHOGA FALLS	203	10/3/2005
CITY OF CYNTHIANA	309	10/3/2005
CITY OF DANVILLE	441	10/3/2005
CITY OF DOVER	22	10/3/2005
CITY OF GENEVA	446	10/3/2005
CITY OF HARRODSBURG	690	10/3/2005
CITY OF HEATH	521	10/3/2005
CITY OF HUNTINGTON	1,072	10/3/2005
CITY OF IRONTON	719	10/3/2005

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II	Page 2 of 7

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended October 31, 2005

Payee	Payroll Taxes Paid	Payment Date
CITY OF JEFFERSONSVILLE	46	10/3/2005
CITY OF LEBANON	700	10/3/2005
CITY OF MARION	1,295	10/3/2005
CITY OF MIDWAY	128	10/3/2005
CITY OF MILLESBURG	20	10/3/2005
CITY OF NEW PHILADELPHIA	4,472	10/3/2005
CITY OF NEWARK	4,816	10/3/2005
CITY OF PARIS	637	10/3/2005
CITY OF PITTSBURGH	1,264	10/3/2005
CITY OF PORT CLINTON	2,072	10/3/2005
CITY OF PORTSMOUTH	1,514	10/3/2005
CITY OF RICHMOND	15,020	10/3/2005
CITY OF RUSSELL	791	10/3/2005
CITY OF SOLON	812	10/3/2005
CITY OF STANTON	102	10/3/2005
CITY OF STRUTHERS	594	10/3/2005
CITY OF TWINSBURG	394	10/3/2005
CITY OF VAN WERT	535	10/3/2005
CITY OF VANCEBURG	148	10/3/2005
CITY OF VERSAILLES	576	10/3/2005
CITY OF WASHINGTON COURTHOUSE	478	10/3/2005
CITY OF WAVERLY	154	10/3/2005
CITY OF WILMORE	97	10/3/2005
CITY OF ZANESVILLE	122	10/3/2005
CITY TREASURER	30	10/3/2005
CLARION WAGE TAX OFFICE	1,231	10/3/2005
CLAY CITY	69	10/3/2005
CLEARFIELD BORO	123	10/3/2005
COLLECTOR OF TAXES	1,174	10/3/2005
COLLEGE TOWNSHIP TREASURE	11,820	10/3/2005
COLUMBUS CITY INCOME TAX	2,932	10/3/2005
COMM OF TAXATION, VILLAGE OF WHITEHOUSE	116	10/3/2005
COSHOCTON CITY	1,402	10/3/2005
DEFIANCE CITY INCOME TAX	3,581	10/3/2005
DEPARTMENT OF ECONOMIC SECURITY	222	10/3/2005
DEPARTMENT OF EMPLOYMENT SECURI	1,817	10/3/2005
DEPARTMENT OF HUMAN RESOURCES	92	10/3/2005
DEPARTMENT OF INDUSTRIAL RELATI	408	10/3/2005
DEPARTMENT OF LABOR	9,997	10/3/2005
DEPARTMENT OF LABOR & EMPLOYMEN	31,385	10/3/2005
DIRECTOR OF FINANCE	563	10/3/2005
DIRECTOR OF FINANCE	1,382	10/3/2005

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II	Page 3 of 7

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended October 31, 2005

Payee	Payroll Taxes Paid	Payment Date
EMPLOYMENT RESOURCES DIVISION	175	10/3/2005
EMPLOYMENT SECURITY COMMISSION	3,866	10/3/2005
EMPLOYMENT SECURITY DEPARTMENT	5,956	10/3/2005
EMS TAX	442	10/3/2005
FLEMINGSBURG OCCUP LICENSE FEE	57	10/3/2005
FRANKLIN COUNTY OCCUPATIONAL TAX COLLECTOR	27	10/3/2005
GARRARD COUNTY FISCAL COURT	145	10/3/2005
GETTYSBURG AREA SD	3,032	10/3/2005
HAB-EIT	27,661	10/3/2005
HAB-EIT TAX ADMIN	1,096	10/3/2005
HARBORCREEK TOWNSHIP	30	10/3/2005
HARRISON COUNTYTAX ADMINISTRAT	36	10/3/2005
HERMITAGE RECEIVER OF TAXES	2,921	10/3/2005
INDIANA DEPARTMENT OF WORKFORCE	7	10/3/2005
INTERNAL REVENUE SERVICE	5,941,464	10/3/2005
JESSAMINE COUNTY	376	10/3/2005
JORDAN TAX SERVICE INC	20	10/3/2005
LAUREL COUNTY	365	10/3/2005
LINCOLN CO OCCUPATIONAL LICENSE	57	10/3/2005
LOCK HAVEN	1,465	10/3/2005
LOGAN CITY INCOME TAX	764	10/3/2005
LORAIN CITY TAX	3,095	10/3/2005
LYKENS BOROUGH	635	10/3/2005
MADISON COUNTY	417	10/3/2005
MARION COUNTY TREASURER	197	10/3/2005
MASSACHUSETTS DIVISION OF	15,505	10/3/2005
MCLEAN COUNTY LICENSE FEE	127	10/3/2005
MERCER COUNTY FISCAL COURT	254	10/3/2005
MIFFCO TAX SERVICE INC	1,031	10/3/2005
MINERVA VILLAGE INCOME TAX	1,205	10/3/2005
MONROEVILLE BOROUGH	218	10/3/2005
MONTANA DEPARTMENT OF LABOR	433	10/3/2005
MONTANA DEPARTMENT OF REVENUE	947	10/3/2005
MONTGOMERY COUNTY	649	10/3/2005
MOREHEAD DIRECTOR OF FIN	342	10/3/2005
MT ORAB INCOME TAX BUREAU	92	10/3/2005
NEW HAMPSHIRE DEPARTMENT OF EMP	1,357	10/3/2005
NICHOLASVILLE TREASURER	752	10/3/2005
NOCHOLAS COUNTY	3	10/3/2005
NORTHWOOD DEPT OF TAXATION	234	10/3/2005
NYS UNEMPLOYMENT INSURANCE	36,278	10/3/2005

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II	Page 4 of 7

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended October 31, 2005

Payee	Payroll Taxes Paid	Payment Date
OCCUPATIONAL TAX ADMINISTRATION	139	10/3/2005
OFFICE OF UNEMPLOYMENT INS	5,983	10/3/2005
OHIO COUNTY	9	10/3/2005
POWELL COUNTY	122	10/3/2005
PUNXSUTAWNEY BORO	2,363	10/3/2005
RECEIVER OF TAXES	6,621	10/3/2005
RICHLAND TOWNSHIP	62	10/3/2005
RIPLEY VILLAGE INCOME TAX	92	10/3/2005
RITA	18,831	10/3/2005
ROCHESTER BORO SD	83	10/3/2005
ROWAN COUNTY FINANCE	445	10/3/2005
SANDY TOWNSHIP	201	10/3/2005
SARDINA VILLAGE INCOME TAX	46	10/3/2005
SCHOOL DISTRICT INCOME TAX	2,962	10/3/2005
SOMERSET	1,059	10/3/2005
SPRINGFIELD CITY (A)	75	10/3/2005
STANFORD OCCUPATIONAL TAX	29	10/3/2005
STATE COLLEGE BOROUGH TAX OFFIC	208	10/3/2005
STATE OF ARIZONA	2,415	10/3/2005
STATE OF CALIFORNIA	174,067	10/3/2005
STATE OF COLORADO	70,253	10/3/2005
STATE OF CONNECTICUT	11,285	10/3/2005
STATE OF GEORGIA	7,785	10/3/2005
STATE OF IDAHO	5,033	10/3/2005
STATE OF INDIANA	1,189	10/3/2005
STATE OF KANSAS	379	10/3/2005
STATE OF KENTUCKY	19,778	10/3/2005
STATE OF MAINE	24,849	10/3/2005
STATE OF MARYLAND	16,096	10/3/2005
STATE OF MASSACHUSETTS	28,426	10/3/2005
STATE OF MICHIGAN	235	10/3/2005
STATE OF NORTH CAROLINA	13,208	10/3/2005
STATE OF OHIO	85,519	10/3/2005
STATE OF OKLAHOMA	156	10/3/2005
STATE OF PENNSYLVANIA	88,198	10/3/2005
STATE OF SOUTH CAROLINA	3,161	10/3/2005
STATE OF VERMONT	18,202	10/3/2005
STATE OF VIRGINIA	57,130	10/3/2005
STATE OF WISCONSIN	1,078	10/3/2005
SUSAN ROBERTS	187	10/3/2005
SWANTON VILLAGE INCOME TAX	76	10/3/2005
TREASURE CLARK COUNTY COURHOUSE	82	10/3/2005

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II	Page 5 of 7

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended October 31, 2005

Payee	Payroll Taxes Paid	Payment Date
TREASURER BUTLER COUNTY	100	10/3/2005
TREASURER CITY OF OWENSBORO	1,240	10/3/2005
TYRONE AREA SCHOOL DISTRICT	154	10/3/2005
UNION COUNTY TAX ADMINISTRATOR	194	10/3/2005
VERMONT DEPARTMENT OF	5,890	10/3/2005
VERMONT DEPARTMENT OF TAXES	233	10/3/2005
VERSAILLES VILLAGE INCOME TAX	46	10/3/2005
VILLAGE OF ABERDEEN	152	10/3/2005
VILLAGE OF BATAVIA	436	10/3/2005
VILLAGE OF CARROLLTON	81	10/3/2005
VILLAGE OF FAYETTE	284	10/3/2005
VILLAGE OF GEORGETOWN	46	10/3/2005
VILLAGE OF GRANVILLE	373	10/3/2005
VILLAGE OF GREENWOOD	302	10/3/2005
VILLAGE OF HOPEDALE	11	10/3/2005
VILLAGE OF JEFFERSON	110	10/3/2005
VILLAGE OF JEFFERSONSVILLE	134	10/3/2005
VILLAGE OF LEWELLVILLE	159	10/3/2005
VILLAGE OF MALVERN	10	10/3/2005
VILLAGE OF MANTUA	137	10/3/2005
VILLAGE OF MILLERSBURG	531	10/3/2005
VILLAGE OF MINSTER	519	10/3/2005
VILLAGE OF MORROW	436	10/3/2005
VILLAGE OF NEW BOSTON	333	10/3/2005
VILLAGE OF OAK HARBOR	150	10/3/2005
VILLAGE OF RICHFIELD	273	10/3/2005
VILLAGE OF RIO GRANDE	95	10/3/2005
VILLAGE OF SCIO TREASURER	44	10/3/2005
VILLAGE OF SEBRING	242	10/3/2005
VILLAGE OF TONTOGANY	17	10/3/2005
VILLAGE OF WATERVILLE	1,473	10/3/2005
VILLAGE OF WEST UNITY	208	10/3/2005
VIRGINA EMPLOYMENT COMMISSION	11,186	10/3/2005
WASHINGTON COUNT(A)	85	10/3/2005
WAUSEON INCOME TAX DEPARTMENT	470	10/3/2005
WEST VIRGINIA DEPT OF TAX & REV	9,808	10/3/2005
WOLFE COUNTY	115	10/3/2005
WOODFORD COUNTY	57	10/3/2005
BUREAU OF EMPLOYER TAX OPERATIO	94,005	10/17/2005
DEPARTMENT OF EMPLOYMENT	6,343	10/17/2005
DEPARTMENT OF LABOR & EMPLOYMEN	52,246	10/17/2005
EMPLOYMENT DEVELOPMENT DEPT	50,434	10/17/2005

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II	Page 6 of 7

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended October 31, 2005

Payee	Payroll Taxes Paid	Payment Date
FIRST UNION ADELPHIA PAYROLL AC	52,144	10/17/2005
INTERNAL REVENUE SERVICE	5,426,902	10/17/2005
NEW YORK STATE DEPARTMENT OF TA	3	10/17/2005
STATE OF ALABAMA	6,356	10/17/2005
STATE OF ARIZONA	2,617	10/17/2005
STATE OF CALIFORNIA	155,265	10/17/2005
STATE OF COLORADO	66,814	10/17/2005
STATE OF CONNECTICUT	10,556	10/17/2005
STATE OF GEORGIA	7,375	10/17/2005
STATE OF IDAHO	4,815	10/17/2005
STATE OF INDIANA	820	10/17/2005
STATE OF KANSAS	342	10/17/2005
STATE OF KENTUCKY	17,972	10/17/2005
STATE OF MAINE	22,157	10/17/2005
STATE OF MARYLAND	15,341	10/17/2005
STATE OF MASSACHUSETTS	28,973	10/17/2005
STATE OF MISSISSIPPI	3,695	10/17/2005
STATE OF NEW YORK	96,059	10/17/2005
STATE OF NORTH CAROLINA	12,338	10/17/2005
STATE OF OHIO	72,053	10/17/2005
STATE OF OKLAHOMA	268	10/17/2005
STATE OF PENNSYLVANIA	87,369	10/17/2005
STATE OF SOUTH CAROLINA	3,331	10/17/2005
STATE OF VERMONT	16,346	10/17/2005
STATE OF VIRGINIA	56,021	10/17/2005
WEST VIRGINIA DEPT OF TAX & REV	9,524	10/17/2005
ASHTABULA INCOME TAX	436	10/31/2005
CENTRAL COLLECTION AGENCY	32,439	10/31/2005
CITY OF CHILLICOTHE	2,028	10/31/2005
CITY OF CLEVELAND HEIGHTS	5,304	10/31/2005
CITY OF MARION	868	10/31/2005
CITY OF NEWARK	3,415	10/31/2005
CITY OF PITTSBURGH	596	10/31/2005
COLUMBUS CITY INCOME TAX	1,390	10/31/2005
DEPARTMENT OF EMPLOYMENT SECURI	34	10/31/2005
DIRECTOR OF FINANCE	385	10/31/2005
DIVISION OF UNEMPLOYMENT INSURA	2,699	10/31/2005
INTERNAL REVENUE SERVICE	6,138,027	10/31/2005
LORAIN CITY TAX	2,046	10/31/2005
MONTANA DEPARTMENT OF REVENUE	856	10/31/2005
RITA	13,317	10/31/2005
SCHOOL DISTRICT INCOME TAX	2,324	10/31/2005

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II	Page 7 of 7

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended October 31, 2005

Payee	Payroll Taxes Paid	Payment Date
STATE OF ARIZONA	3,239	10/31/2005
STATE OF CALIFORNIA	206,476	10/31/2005
STATE OF COLORADO	69,326	10/31/2005
STATE OF CONNECTICUT	11,514	10/31/2005
STATE OF GEORGIA	8,148	10/31/2005
STATE OF IDAHO	4,549	10/31/2005
STATE OF INDIANA	916	10/31/2005
STATE OF KANSAS	466	10/31/2005
STATE OF KENTUCKY	19,588	10/31/2005
STATE OF MAINE	24,783	10/31/2005
STATE OF MARYLAND	18,047	10/31/2005
STATE OF MASSACHUSETTS	28,454	10/31/2005
STATE OF MICHIGAN	127	10/31/2005
STATE OF NEW YORK	115,635	10/31/2005
STATE OF NORTH CAROLINA	13,425	10/31/2005
STATE OF OHIO	85,899	10/31/2005
STATE OF OKLAHOMA	183	10/31/2005
STATE OF PENNSYLVANIA	90,767	10/31/2005
STATE OF SOUTH CAROLINA	3,994	10/31/2005
STATE OF VERMONT	19,242	10/31/2005
STATE OF VIRGINIA	58,238	10/31/2005
STATE OF WISCONSIN	716	10/31/2005
TREASURER CITY OF OWENSBORO	787	10/31/2005
VILLAGE OF GREENWOOD	310	10/31/2005
WEST VIRGINIA DEPT OF TAX & REV	9,866	10/31/2005
TOTALS	20,487,234

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 1 of 3

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended October 31, 2005

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
BANK OF AMERICA	$10	$506
BOARD OF EQUALIZATION	3	A
BOARD OF EQUALIZATION	—	—
BOARD OF EQUALIZATION	(5)	(54)
CA TELECONNECT FUND	1	—
CCHCF-A	1	—
CHCF-B	12	—
CITY OF ALBION	366	6,103
CITY OF BALDWIN PARK	5,150	171,651
CITY OF BEAUMONT	3,686	122,872
CITY OF BRAWLEY	8,672	216,795
CITY OF CHARLOTTESVILLE	52,160	521,604
CITY OF COLORADO SPRINGS	110	4,402
CITY OF COLTON	9,908	191,303
CITY OF ENGLEWOOD	44	1,459
CITY OF FONTANA	168	3,356
CITY OF GUNNISON	—	42
CITY OF HERMOSA BEACH	21,582	359,703
CITY OF HOLTVILLE	2,048	40,961
CITY OF KELSO	6,375	106,242
CITY OF LA HABRA	26,274	437,895
CITY OF LONGVIEW	21,818	363,637
CITY OF LOS ANGELES	—	2
CITY OF MORENO VALLEY	65,938	1,098,964
CITY OF PALOUSE	531	7,592
CITY OF PETERSBURG	18,661	93,307
CITY OF PICO RIVERA	12,219	244,388
CITY OF PLACENTIA	15,946	455,609
CITY OF PORT HUENEME	10,710	267,767
CITY OF REDONDO BEACH	46,396	976,748
CITY OF RIALTO	39,545	494,323
CITY OF SAN BERNARDINO	63,130	796,093
CITY OF SAN BUENAVENTURA	35,861	717,225
CITY OF SANTA MONICA	160,921	1,609,216
CITY OF WAYNESBORO	27,707	277,071
CITY OF WINCHESTER	15,870	158,699
COLORADO DEPT. OF REVENUE	2,286	65,752

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 2 of 3

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended October 31, 2005

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
COLORADO DEPT. OF REVENUE	2,903	79,006
COMMISSIONER OF REVENUE SERVICES	320,492	6,104,611
COMMISSIONER OF REVENUE SERVICES	384,962	6,416,035
COMMONWEALTH OF MASSACHUSETTS	7,669	153,395
COMPTROLLER OF MARYLAND	652	13,046
COMPTROLLER OF MARYLAND	20,740	414,797
COUNTY OF MONTGOMERY	7,830	78,302
FLORIDA DEPARTMENT OF REVENUE	3,509,458	24,791,586
FLORIDA DEPARTMENT OF REVENUE	159,114	2,433,276
GEORGIA DEPARTMENT OF REVENUE	17,622	293,450
IDAHO STATE TAX COMMISSION	6,046	112,404
INDIANA DEPARTMENT OF REVENUE	28,241	470,679
INTERNAL REVENUE SERVICE	19,624	654,195
KANSAS DEPT. OF REVENUE	14,124	187,077
KENTUCKY REVENUE CABINET	3,396	56,609
KENTUCKY REVENUE CABINET	161,833	5,399,934
MAINE REVENUE SERVICES	6,525	130,503
MAINE REVENUE SERVICES	290,556	5,811,087
MISSISSIPPI STATE TAX COMMISSION	37,782	539,742
MISSISSIPPI STATE TAX COMMISSION	1,444	20,635
NC DEPARTMENT OF REVENUE	20,895	289,636
NECA—TRS	2,601	—
NECA PAUSF	1,182	—
NECA VUSF	51	4,407
NEUSTAR; FIRST UNION BANK	461	—
NYS SALES TAX PROCESSING	9,699	125,789
OKLAHOMA TAX COMMISSION	450	16,726
PA DEPARTMENT OF REVENUE	222,878	4,017,274
PSU	464	—
SOUTH CAROLINA DEPT. OF REVENUE	52,940	787,246
STATE OF NEW HAMPSHIRE	115,948	1,656,411
STATE TAX DEPARTMENT	310,315	5,171,924
TN DEPARTMENT OF REVENUE	63,893	820,200
TOWN OF BLACKSBURG	14,319	143,188
TOWN OF MT CRESTED BUTTE	1,116	24,810
TOWN OF SOUTH BOSTON	4,838	48,380
TREASURER STATE OF OHIO	170,834	3,685,509
VERMONT DEPARTMENT OF TAXES	350,097	5,834,954

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 3 of 3

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended October 31, 2005

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
VERMONT DEPARTMENT OF TAXES	264	4,407
VIRGINIA DEPARTMENT OF TAXATION	15,874	317,473
WASHINGTON DEPT. OF REVENUE	5,008	65,314
WYOMING DEPARTMENT OF REVENUE	119	2,376

Total	$7,039,363	$86,987,626

Note (A): The 911 surcharge is based upon the number of phone lines and not as a function of gross taxable sales.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV	Page 1 of 4

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended October 31, 2005

Payee	Amount Paid	Check Date
200 MINUTEMAN LIMITED	$7,405	10/11/05
ADIRONDACK CENTRAL SCHOOL	14,749	10/17/05
AUBURN ENLARGED CITY SCHOOL DIS	881	10/07/05
AUGLAIZE COUNTY	16,118	10/20/05
AURORA TOWN HALL	7,417	10/11/05
BALDWIN TOWN	2,180	10/20/05
BELFAST CITY	20,452	10/17/05
BELGRADE TOWN	15,097	10/17/05
BLACKBURN CENTER, LLC	433	10/26/05
BLOUNT COUNTY TRUSTE	6,629	10/20/05
BOROUGH OF KITTANNING	352	10/26/05
BOROUGH OF WEST HOMESTEAD	484	10/26/05
BOYLE COUNTY FISCAL COURT	587	10/17/05
BRAINTREE TOWN VT	3,950	10/17/05
CAL & JOANNE FAMILY LTD PRTNRSP	200	10/21/05
CITY OF NEW CASTLE TREASURER	6,034	10/26/05
CITY OF NORTH ADAMS	254	10/17/05
CLARENCE SCHOOL TAX COLLECTOR	12,729	10/17/05
CLARKE COUNTY	331	10/20/05
COLUMBUS COUNTY	2	10/11/05
COMMISSIONERS OF THURMONT	5,263	10/14/05
COUNTY OF PULASKI	11,912	10/11/05
COUNTY OF PULASKI	55	10/14/05
COUNTY OF WISE	13,958	10/17/05
DARLINGTON COUNTY	424	10/26/05
DEXTER TOWN	10,810	10/20/05
DIXMONT TOWN	252	10/26/05
DORIS LAWTON	981	10/28/05
DUNKIRK CITY SCHOOLS	39,462	10/17/05
DUXBURY TOWN COLLECTOR	3,461	10/17/05
EASTLAKE COMMERCIAL	61	10/21/05
EDEN CENTRAL SCHOOL DISTRICT	2,482	10/14/05
EDINBURG COMMON CSD	3,594	10/20/05
ELMA TOWN HALL	9,363	10/14/05
EMMITSBURG TOWN COLLECTOR	2,755	10/11/05
GALLIA COUNTY TREASURER	5,321	10/17/05
GE CAPITAL	448	10/25/05
GE CAPITAL	97	10/31/05
GE CAPITAL FLEET SERVICES	1,075	10/07/05
GEORGETOWN COUNTY	143	10/11/05
GEORGIA TOWN	9,594	10/11/05
GLENN FALLS CITY TREASURER	40,039	10/11/05
GOWANDA CENTRAL SCHOOL	13,885	10/17/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV	Page 2 of 4

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended October 31, 2005

Payee	Amount Paid	Check Date
GREENWICH CENTRAL	1,052	10/20/05
GUERNSEY COUNTY TREASURER	47,124	10/17/05
GUILFORD TOWN VT	5,038	10/17/05
HAMBURG TOWN COLLECTOR	17,612	10/14/05
HENRY COUNTY TREASURER	2,135	10/14/05
HERRY COUNTY TREASURER	624	10/04/05
HIGHGATE TOWN TAX COLLECTOR	1,088	10/20/05
HOLLAND CENTRAL SCHOOL DISTRICT	7,579	10/04/05
HOLLAND CENTRAL SCHOOL DISTRICT	1,650	10/17/05
HUNTINGTON TOWN	2,458	10/17/05
IRA TOWN TREASURER	5,848	10/11/05
IROQUOIS CENTRAL SCHOOL DIST	684	10/11/05
JACKSON COUNTY TREASURER	23,302	10/11/05
JACKSON COUNTY TREASURER	9,764	10/17/05
JAY TOWN TAX COLLECTOR	2,592	10/17/05
JEAN MONCREIFF	17,826	10/17/05
JEFFERSON COUNTY TREASURER	—	10/11/05
JORDAN TAX SERVICE INC	272	10/04/05
KENDUSKEAG TOWN	5,496	10/07/05
KIR TEMECULA L.P.	105	10/25/05
LAKE SHORE CENTRAL SCHOOL	7,308	10/14/05
LARRY SCHREDER	1,116	10/05/05
LAWRENCE COUNTY OH	41,588	10/14/05
LEE COUNTY TREASURER	128	10/14/05
LEICESTER TOWN	2,414	10/17/05
LEIGH REALTY OF FLORIDA, INC.	642	10/06/05
LOCKPORT CITY SCHOOL DISTRICT	58,810	10/07/05
MAHONING COUNTY TREASURER	40,627	10/20/05
MECHANIC FALLS	16,678	10/17/05
MONMOUTH TOWN	2,540	10/07/05
MORGAN COUNTY	15,200	10/14/05
MORGAN TOWN	7,384	10/14/05
MOUNT AIRY CITY	8,056	10/11/05
NAPLES TOWN	9,723	10/17/05
NEWPORT TOWN	1,568	10/20/05
NORRIDGEWOCK TOWN	111	10/07/05
NORTH COLLINS CENTRAL	6,335	10/14/05
ORANGE COUNTY	55	10/26/05
ORCHARD PARK TAX COLLECTOR	15,486	10/14/05
PARTNERSHIP PROPERTIES L.L.C.	585	10/22/05
PICKAWAY COUNTY TREASURER	18,189	10/17/05
PIKE COUNTY COURTHOUSE	34,390	10/20/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV	Page 3 of 4

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended October 31, 2005

Payee	Amount Paid	Check Date
PIONEER CENTRAL SCHOOL	1,660	10/11/05
PITNEY BOWES CREDIT CORPORATION	74	10/20/05
PITNEY BOWES CREDIT CORPORATION	129	10/21/05
PITTSFIELD TOWN	21,065	10/17/05
PLYMOUTH TOWN	1,791	10/17/05
PRESQUE ISLE CITY	323	10/17/05
RECEIVER OF TAXES & ASSESSMENTS	19,116	10/07/05
RECEIVER OF TAXES & ASSESSMENTS	1,391	10/14/05
RECEIVER OF TAXES & ASSESSMENTS	4,413	10/17/05
RICOH BUSINESS SYSTEMS	64	10/19/05
RITE AID CORORATION	256	10/21/05
RIVERSIDE COUNTY TREASURER	2,429	10/20/05
ROCKLAND CITY	7,140	10/20/05
ROSE TOWNSHIP COLLECTOR	573	10/17/05
SAMDOZ INC	119	10/04/05
SCIOTO COUNTY	99,833	10/20/05
SHARPSBURG TOWN	173	10/14/05
SHELBY COUNTY TREASURER	6,917	10/11/05
SHENANGO TOWNSHIP	181	10/26/05
SILVER CREEK CENTRAL SCHOOL	20,362	10/07/05
SKELTON THOMAS F	2,225	10/27/05
SMITHFIELD TOWN	2,934	10/11/05
SOUTHWEST HARBOR TOWN	7,207	10/17/05
SSD SYSTEMS	7	10/12/05
SWANTON VILLAGE	376	10/17/05
TOWN OF ALNA	125	10/20/05
TOWN OF AMESBURY	2,265	10/28/05
TOWN OF AMHERST	43,818	10/11/05
TOWN OF BOOTHBAY	5,981	10/17/05
TOWN OF BOSTON	1,949	10/11/05
TOWN OF BUXTON	1,860	10/20/05
TOWN OF CASTINE	798	10/20/05
TOWN OF CLARENDON	1,059	10/17/05
TOWN OF CORINNA	1,351	10/20/05
TOWN OF CORINTH	2,925	10/17/05
TOWN OF DAMARISCOTTA	4,556	10/07/05
TOWN OF DANBY	4,148	10/17/05
TOWN OF DAYTON	3,068	10/17/05
TOWN OF DERBY	13,232	10/11/05
TOWN OF DIXFIELD	7,699	10/07/05
TOWN OF FARMINGDALE	54	10/14/05
TOWN OF GRAND ISLAND	12,559	10/17/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV	Page 4 of 4

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended October 31, 2005

Payee	Amount Paid	Check Date
TOWN OF HARDWICK TAX COLLECTOR	—	10/07/05
TOWN OF KENNEBUNK	14,823	10/07/05
TOWN OF LANCASTER	34,171	10/14/05
TOWN OF LANCASTER	1,414	10/17/05
TOWN OF LUDLOW	11,992	10/17/05
TOWN OF MOUNT TABOR	640	10/07/05
TOWN OF OXFORD TAX COLLECTOR	7,123	10/17/05
TOWN OF PLYMOUTH	5,362	10/06/05
TOWN OF RANDOLPH	8,202	10/20/05
TOWN OF SEARSMONT	3,479	10/07/05
TOWN OF STONINGTON	86	10/17/05
TOWN OF SUNDERLAND, VERMONT	8,507	10/17/05
TOWN OF SWANTON	11,635	10/17/05
TOWN OF TANEYTOWN	3,159	10/17/05
TOWN OF TONAWANDA	10,870	10/14/05
TOWN OF UNION BRIDGE	609	10/07/05
TOWN OF WALLINGFORD	6,822	10/11/05
TOWN OF WALLINGFORD	148	10/20/05
TOWN OF WELD	2,707	10/20/05
TOWN OF WEST SENECA	71,531	10/11/05
TOWN OF WINHALL	10,194	10/17/05
TOWN OF WOODFORD	1,366	10/17/05
TUSCARAWAS COUNTY	140,843	10/07/05
UNDERHILL GRADED SCHOOL DIST	5,280	10/11/05
WARREN COUNTY	62,292	10/14/05
WATERVILLE CITY	16,006	10/07/05
WEST WINDSOR TOWN	671	10/11/05
WESTMINSTER CITY	28,850	10/20/05
WILLIAMS COUNTY	131,233	10/07/05
WOOD COUNTY TREASURER	60,299	10/20/05
TOTAL	1,701,420

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V	Page 1 of 3

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended October 31, 2005

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
BOARD OF EQUALIZATION	Sales Tax	$4	10/19/05
BOARD OF EQUALIZATION	Gross Receipts Tax	3	10/20/05
BOARD OF EQUALIZATION	Sales Tax	8	10/20/05
BOARD OF EQUALIZATION	Sales Tax	43	10/31/05
CALIFORNIA HIGH COST FUND—A	Gross Receipts Tax	1	10/07/05
CALIFORNIA HIGH COST FUND—B	Sales Tax	12	10/07/05
CALIFORNIA TELECONNECT FUND	Sales Tax	1	10/07/05
CITY OF BALDWIN PARK	Utility Tax	5,108	10/06/05
CITY OF BEAUMONT	Sales Tax	3,643	10/06/05
CITY OF BRAWLEY	Utility Tax	8,621	10/07/05
CITY OF CHARLOTTSVILLE	Utility Tax	51,452	10/13/05
CITY OF COLFAX	Gross Receipts Tax	1	10/10/05
CITY OF COLORADO SPRINGS	Sales Tax	112	10/11/05
CITY OF COLTON	Utility Tax	390	10/06/05
CITY OF COLTON	Utility Tax	9,606	10/07/05
CITY OF ENGLEWOOD	Sales Tax	54	10/10/05
CITY OF FONTANA	Utility Tax	182	10/06/05
CITY OF HERMOSA BEACH	Utility Tax	21,479	10/07/05
CITY OF HOLTVILLE	Utility Tax	2,007	10/07/05
CITY OF KALAMA	Gross Receipts Tax	1	10/20/05
CITY OF KELSO	Utility Tax	19,263	10/14/05
CITY OF LA HABRA	Utility Tax	26,167	10/10/05
CITY OF LONGVIEW	Utility Tax	66,209	10/14/05
CITY OF MORENO VALLEY	Utility Tax	65,268	10/10/05
CITY OF PALOUSE	Utility Tax	1,595	10/14/05
CITY OF PICO RIVERA	Utility Tax	12,391	10/07/05
CITY OF PLACENTIA	Utility Tax	15,592	10/06/05
CITY OF PORT HUENEME	Utility Tax	10,662	10/06/05
CITY OF REDONDO BEACH CA	Utility Tax	46,263	10/10/05
CITY OF RIALTO	Utility Tax	623	10/06/05
CITY OF RIALTO	Utility Tax	38,344	10/10/05
CITY OF SAN BERNARDINO	Utility Tax	1,201	10/07/05
CITY OF SAN BERNARDINO	Utility Tax	62,756	10/10/05
CITY OF SAN BUENAVENTURA	Utility Tax	35,894	10/10/05
CITY OF SANTA MONICA	Utility Tax	335	10/06/05
CITY OF SANTA MONICA	Utility Tax	159,794	10/10/05
CITY OF TACOMA	Gross Receipts Tax	3	10/20/05
CITY OF VANCOUVER	Gross Receipts Tax	1	10/20/05
CITY OF WAYNESBORO	Utility Tax	27,802	10/13/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V	Page 2 of 3

Court Reporting schedules for Sales and Other Taxes Paid

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
CITY OF WINCHESTER	Sales Tax	486	10/11/05
CITY OF WINCHESTER	Utility Tax	15,385	10/11/05
COLORADO DEPARTMENT OF REVENUE	Sales Tax	8	10/10/05
COLORADO DEPARTMENT OF REVENUE	Sales Tax	12	10/11/05
COLORADO DEPARTMENT OF REVENUE	Gross Receipts Tax	263	10/13/05
COLORADO DEPARTMENT OF REVENUE	Sales Tax	1,025	10/13/05
COLORADO DEPT OF REVENUE	Sales Tax	2,938	10/20/05
COMPTROLLER OF MARYLAND	Sales Tax	244	10/10/05
COMPTROLLER OF MARYLAND	Sales Tax	9,784	10/20/05
COMPTROLLER OF MD	Sales Tax	9,757	10/20/05
CONNECTICUT DEPT OF REVENUE	Sales Tax	324,628	10/31/05
COUNTY OF MONTGOMERY	Utility Tax	7,797	10/11/05
DEAF TRUST	Sales Tax	2	10/07/05
DEPT OF REVENUE	Sales Tax	301	10/11/05
FLORIDA DEPT OF REVENUE	Sales Tax	970	10/18/05
FLORIDA DEPT OF REVENUE	Gross Receipts Tax	30,771	10/20/05
FLORIDA DEPT OF REVENUE	Sales Tax	153,357	10/20/05
FLORIDA DEPT OF REVENUE	Telecommunications Tax	3,431,674	10/20/05
GEORGIA DEPARTMENT OF REVENUE	Sales Tax	60	10/11/05
GEORGIA DEPARTMENT OF REVENUE	Sales Tax	18,612	10/20/05
IDAHO STATE TAX COMMISSION	Sales Tax	5,723	10/11/05
INDIANA DEPT OF REVENUE	Sales Tax	1,962	10/11/05
INDIANA DEPT OF REVENUE	Sales Tax	26,464	10/20/05
INTERNAL REVENUE SERVICE	Federal Excise Tax	8,842	10/07/05
KANSAS DEPT OF REVENUE	Sales Tax	14,129	10/25/05
KENTUCKY REVENUE CABINET	Sales Tax	3,340	10/20/05
KENTUCKY REVENUE CABINET	Utility Tax	164,733	10/25/05
KENTUCKY STATE TREASURER	Sales Tax	58	10/11/05
MAINE REVENUE SERICES	Sales Tax	1,253	10/14/05
MAINE REVENUE SERVICES	Sales Tax	5,588	10/14/05
MASS DEPT OF REVENUE	Sales Tax	7,753	10/21/05
MISSISSIPPI STATE TAX COMMISSIO	Sales Tax	39,102	10/14/05
NECA TRS	Federal USF	2,602	10/20/05
NECA VUSF	Gross Receipts Tax	53	10/14/05
NEW YORK STATE SALES TAX	Sales Tax	4,776	10/26/05
NORTH CAROLINA DEPT OF REVENUE	Sales Tax	20,598	10/20/05
NYS SALES TAX PROCESSING	Sales Tax	1,715	10/11/05
OFFICE OF REGULATION	Gross Receipts Tax	232	10/28/05
OKLAHOMA TAX COMMISSION	Sales Tax	454	10/07/05
PA DEPARTMENT OF REVENUE	Sales Tax	219,988	10/20/05
PA DEPT. OF REVENUE	Sales Tax	1,803	10/14/05
PETERSBURG CITY O(T)	Utility Tax	22,386	10/11/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V	Page 3 of 3

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended October 31, 2005

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
SOUTH CAROLINA DEPARTMENT OF	Sales Tax	52,893	10/20/05
STATE OF CONNECTICUT	Sales Tax	16	10/19/05
STATE OF MICHIGAN	Sales Tax	21	10/10/05
STATE OF NEW HAMPSHIRE	Utility Tax	115,031	10/06/05
TENNESSEE DEPT OF REVENUE	Sales Tax	971	10/13/05
TENNESSEE DEPT OF REVENUE	Sales Tax	63,732	10/20/05
TOWN OF ALBION	Utility Tax	384	10/14/05
TOWN OF BLACKSBURG	Utility Tax	13,454	10/11/05
TOWN OF MT CRESTED BUTTE	Utility Tax	1,045	10/10/05
TOWN OF SOUTH BOSTON	Utility Tax	4,654	10/13/05
TREASURER OF STATE OF OHIO	Sales Tax	56,841	10/21/05
TREASURER STATE OF OHIO	Sales Tax	16,738	10/13/05
TREASURER STATE OF OHIO	Sales Tax	2,926	10/14/05
TREASURER STATE OF OHIO	Sales Tax	94,291	10/21/05
UNIVERSAL LIFETIME TELEPHONE SE	Gross Receipts Tax	8	10/07/05
VERMONT DEPT OF TAXES	Sales Tax	278	10/14/05
VERMONT DEPT OF TAXES	Sales Tax	348,140	10/26/05
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	3,459	10/13/05
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	4,414	10/14/05
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	10,566	10/17/05
WASHINGTON DEPT OF REVENUE	Sales Tax	99	10/14/05
WASHINGTON DEPT OF REVENUE	Sales Tax	4,802	10/20/05
WEST VIRGINIA DEPT OF TAX	Sales Tax	12,883	10/20/05
WEST VIRGINIA DEPT OF TAX & REV	Sales Tax	98,128	10/20/05
WEST VIRGINIA STATE TAX DEPART	Sales Tax	174,664	10/27/05
WEST VIRGINIA STATE TAX DEPT	Sales Tax	19,888	10/20/05
WEST VIRGINIA STATE TAX DEPT	Sales Tax	9,813	10/27/05

Total		$6,364,658

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 1 of 6

Court Reporting schedules for Cash Disbursements
for the Month Ended October 31, 2005

LEGAL ENTITY	Account Number	Case Number	Disbursements
ACC CABLE COMMUNICATIONS FL-VA, LLC	081-02-41904	02-41904	$2,286,513
ACC CABLE HOLDINGS VA, INC.	081-02-41905	02-41905	—
ACC HOLDINGS II, LLC	081-02-41955	02-41955	—
ACC INVESTMENT HOLDINGS, INC.	081-02-41957	02-41957	250
ACC OPERATIONS, INC.	081-02-41956	02-41956	38,250
ACC Properties 103, LLC	XXX-05-44167	05-44167	1,248
ACC Properties 105, LLC	XXX-05-44170	05-44170	—
ACC Properties 109, LLC	XXX-05-44171	05-44171	—
ACC Properties 121, LLC	XXX-05-44168	05-44168	3,219
ACC Properties 122, LLC	XXX-05-44174	05-44174	—
ACC Properties 123, LLC	XXX-05-44178	05-44178	—
ACC Properties 130, LLC	XXX-05-44190	05-44190	—
ACC Properties 146, LLC	XXX-05-44192	05-44192	—
ACC Properties 154, LLC	XXX-05-44193	05-44193	—
ACC Properties 156, LLC	XXX-05-44195	05-44195	—
ACC TELECOMMUNICATIONS HOLDINGS LLC	081-02-41864	02-41864	—
ACC TELECOMMUNICATIONS LLC	081-02-41863	02-41863	379,024
ACC TELECOMMUNICATIONS OF VIRGINIA LLC	081-02-41862	02-41862	250
ACC-AMN HOLDINGS, LLC	081-02-41861	02-41861	—
ADELPHIA ACQUISITION SUBSIDIARY, INC.	081-02-41860	02-41860	897,981
ADELPHIA ARIZONA, INC.	081-02-41859	02-41859	—
ADELPHIA BLAIRSVILLE, LLC	081-02-41735	02-41735	—
ADELPHIA CABLE PARTNERS, LP	081-02-41902	02-41902	6,009,113
ADELPHIA CABLEVISION ASSOCIATES, LP	081-02-41913	02-41913	617,077
ADELPHIA CABLEVISION CORP.	081-02-41752	02-41752	1,106,760
ADELPHIA CABLEVISION OF BOCA RATON, LLC	081-02-41751	02-41751	1,201,056
ADELPHIA CABLEVISION OF FONTANA, LLC	081-02-41755	02-41755	—
ADELPHIA CABLEVISION OF INLAND EMPIRE, LLC	081-02-41754	02-41754	10,401,325
ADELPHIA CABLEVISION OF NEW YORK, INC.	081-02-41892	02-41892	2,866,886
ADELPHIA CABLEVISION OF NEWPORT BEACH, LLC	081-02-41947	02-41947	577,133
ADELPHIA CABLEVISION OF ORANGE COUNTY II, LLC	081-02-41781	02-41781	829,209
ADELPHIA CABLEVISION OF ORANGE COUNTY, LLC	081-02-41946	02-41946	763,045
ADELPHIA CABLEVISION OF SAN BERNANDINO, LLC	081-02-41753	02-41753	—
ADELPHIA CABLEVISION OF SANTA ANA, LLC	081-02-41831	02-41831	1,598,378
ADELPHIA CABLEVISION OF SEAL BEACH, LLC	081-02-41757	02-41757	292,686
ADELPHIA CABLEVISION OF SIMI VALLEY, LLC	081-02-41830	02-41830	988,625
ADELPHIA CABLEVISION OF THE KENNEBUNKS, LLC	081-02-41943	02-41943	327,054
ADELPHIA CABLEVISION OF WEST PALM BEACH III, LLC	081-02-41783	02-41783	213,006
ADELPHIA CABLEVISION OF WEST PALM BEACH IV, LLC	081-02-41766	02-41766	3,240,623
ADELPHIA CABLEVISION OF WEST PALM BEACH V, LLC	081-02-41764	02-41764	88,059
ADELPHIA CABLEVISION, LLC	081-02-41858	02-41858	60,374,116
ADELPHIA CALIFORNIA CABLEVISION, LLC	081-02-41942	02-41942	2,680,477

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 2 of 6

Court Reporting schedules for Cash Disbursements
for the Month Ended October 31, 2005

LEGAL ENTITY	Account Number	Case Number	Disbursements
ADELPHIA CENTRAL PENNSYLVANIA, LLC	081-02-41950	02-41950	3,636,430
ADELPHIA CLEVELAND, LLC	081-02-41793	02-41793	15,234,815
ADELPHIA COMMUNICATIONS CORPORATION	081-02-41729	02-41729	35,975
ADELPHIA COMMUNICATIONS INTERNATIONAL, INC.	081-02-41857	02-41857	250
ADELPHIA COMMUNICATIONS OF CALIFORNIA II, LLC	081-02-41748	02-41748	2,760,057
ADELPHIA COMMUNICATIONS OF CALIFORNIA III, LLC	081-02-41817	02-41817	1,331,703
ADELPHIA COMMUNICATIONS OF CALIFORNIA, LLC	081-02-41749	02-41749	157,741
ADELPHIA COMPANY OF WESTERN CONNECTICUT	081-02-41801	02-41801	3,569,981
ADELPHIA GENERAL HOLDINGS III, LLC	081-02-41854	02-41854	—
ADELPHIA GP HOLDINGS, LLC	081-02-41829	02-41829	—
ADELPHIA GS CABLE, LLC	081-02-41908	02-41908	2,184,610
ADELPHIA HARBOR CENTER HOLDINGS LLC	081-02-41853	02-41853	250
ADELPHIA HOLDINGS 2001, LLC	081-02-41926	02-41926	—
ADELPHIA INTERNATIONAL II, LLC	081-02-41856	02-41856	250
ADELPHIA INTERNATIONAL III, LLC	081-02-41855	02-41855	250
ADELPHIA MOBILE PHONES, INC.	081-02-41852	02-41852	250
ADELPHIA OF THE MIDWEST, INC.	081-02-41794	02-41794	250
ADELPHIA PINELLAS COUNTY, LLC	081-02-41944	02-41944	—
ADELPHIA PRESTIGE CABLEVISION, LLC	081-02-41795	02-41795	5,660,906
ADELPHIA TELECOMMUNICATIONS OF FLORIDA, INC.	081-02-41939	02-41939	31,903
ADELPHIA TELECOMMUNICATIONS, INC.	081-02-41851	02-41851	1,311,784
ADELPHIA WELLSVILLE, LLC	081-02-41850	02-41850	—
ADELPHIA WESTERN NEW YORK HOLDINGS, LLC	081-02-41849	02-41849	500
ARAHOVA COMMUNICATIONS, INC.	081-02-41815	02-41815	680
ARAHOVA HOLDINGS, LLC	081-02-41893	02-41893	250
BADGER HOLDING CORP	081-02-41792	02-41792	250
BETTER TV INC. OF BENNINGTON	081-02-41914	02-41914	371,456
BLACKSBURG/SALEM CABLEVISION, INC.	081-02-41759	02-41759	1,156,031
BRAZAS COMMUNICATIONS, INC.	081-02-41804	02-41804	460
BUENAVISION TELECOMMUNICATIONS, INC.	081-02-41938	02-41938	617,766
CABLE SENTRY CORPORATION	081-02-41894	02-41894	—
CALIFORNIA AD SALES, LLC	081-02-41945	02-41945	—
CCC-III, INC.	081-02-41867	02-41867	—
CCC-INDIANA, INC.	081-02-41937	02-41937	—
CCH INDIANA, LP	081-02-41935	02-41935	—
CDA CABLE, INC.	081-02-41879	02-41879	196,019
CENTURY ADVERTISING, INC.	081-02-41731	02-41731	250
CENTURY ALABAMA CORP	081-02-41889	02-41889	153,785
CENTURY ALABAMA HOLDING CORP	081-02-41891	02-41891	—
CENTURY AUSTRALIA COMMUNICATIONS CORP	081-02-41738	02-41738	250
CENTURY BERKSHIRE CABLE CORP	081-02-41762	02-41762	338,748
CENTURY CABLE HOLDING CORP	081-02-41814	02-41814	1,250

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 3 of 6

Court Reporting schedules for Cash Disbursements
for the Month Ended October 31, 2005

LEGAL ENTITY	Account Number	Case Number	Disbursements
CENTURY CABLE HOLDINGS, LLC	081-02-41812	02-41812	23,708,237
CENTURY CABLE MANAGEMENT CORPORATION	081-02-41887	02-41887	305,921
CENTURY CABLE OF SOUTHERN CALIFORNIA	081-02-41745	02-41745	—
CENTURY CABLEVISION HOLDINGS, LLC	081-02-41936	02-41936	1,713,102
CENTURY CAROLINA CORP	081-02-41886	02-41886	535,397
CENTURY COLORADO SPRINGS CORP	081-02-41736	02-41736	290,771
CENTURY COLORADO SPRINGS PARTNERSHIP	081-02-41774	02-41774	6,003,826
CENTURY COMMUNICATIONS CORPORATION	081-02-12834	02-12834	3,441,901
CENTURY CULLMAN CORP	081-02-41888	02-41888	290,533
CENTURY ENTERPRISE CABLE CORP	081-02-41890	02-41890	354,203
CENTURY EXCHANGE, LLC	081-02-41744	02-41744	250
CENTURY FEDERAL, INC.	081-02-41747	02-41747	—
CENTURY GRANITE CABLE TELEVISION CORP.	081-02-41779	02-41779	—
CENTURY HUNTINGTON COMPANY	081-02-41885	02-41885	2,018,763
CENTURY INDIANA CORP	081-02-41768	02-41768	250
CENTURY INVESTMENT HOLDING CORP	081-02-41740	02-41740	250
CENTURY INVESTORS, INC.	081-02-41733	02-41733	250
CENTURY ISLAND ASSOCIATES, INC.	081-02-41771	02-41771	28,151
CENTURY ISLAND CABLE TELEVISION CORP	081-02-41772	02-41772	250
CENTURY KANSAS CABLE TELEVISION CORP	081-02-41884	02-41884	152,367
CENTURY LYKENS CABLE CORP	081-02-41883	02-41883	139,640
CENTURY MENDOCINO CABLE TELEVISION, INC.	081-02-41780	02-41780	513,400
CENTURY MISSISSIPPI CORP	081-02-41882	02-41882	328,721
CENTURY MOUNTAIN CORP	081-02-41797	02-41797	157,683
CENTURY NEW MEXICO CABLE TELEVISION CORP.	081-02-41784	02-41784	—
CENTURY NORWICH CORP	081-02-41881	02-41881	932,255
CENTURY OHIO CABLE TELEVISION CORP	081-02-41811	02-41811	636,186
CENTURY OREGON CABLE CORP	081-02-41739	02-41739	—
CENTURY PACIFIC CABLE TV INC	081-02-41746	02-41746	—
CENTURY PROGRAMMING, INC.	081-02-41732	02-41732	250
CENTURY REALTY CORP.	081-02-41813	02-41813	—
CENTURY SHASTA CABLE TELEVISION CORP	081-02-41880	02-41880	250
CENTURY SOUTHWEST COLORADO CABLE TELEVISION CORP	081-02-41770	02-41770	4,000
CENTURY TRINIDAD CABLE TELEVISION CORP.	081-02-41790	02-41790	105,115
CENTURY VIRGINIA CORP	081-02-41796	02-41796	410,011
CENTURY VOICE AND DATA COMMUNICATIONS, INC.	081-02-41737	02-41737	—
CENTURY WARRICK CABLE CORP.	081-02-41763	02-41763	250
CENTURY WASHINGTON CABLE TELEVISION, INC.	081-02-41878	02-41878	—
CENTURY WYOMING CABLE TELEVISION CORP.	081-02-41789	02-41789	101,894
CENTURY-TCI CALIFORNIA COMMUNICATIONS, LP	081-02-41743	02-41743	7,707
CENTURY-TCI CALIFORNIA, LP	081-02-41741	02-41741	43,281,451

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 4 of 6

Court Reporting schedules for Cash Disbursements
for the Month Ended October 31, 2005

LEGAL ENTITY	Account Number	Case Number	Disbursements
CENTURY-TCI HOLDINGS, LLC	081-02-41742	02-41742	250
CHELSEA COMMUNICATIONS, INC.	081-02-41923	02-41923	1,425
CHELSEA COMMUNICATIONS, LLC	081-02-41924	02-41924	10,518,873
CHESTNUT STREET SERVICES, LLC	081-02-41842	02-41842	—
CLEAR CABLEVISION, INC.	081-02-41756	02-41756	—
CMA CABLEVISION ASSOCIATES VII, LP	081-02-41808	02-41808	367,965
CMA CABLEVISION ASSOCIATES XI, LP	081-02-41807	02-41807	154,952
CORAL SECURITY, INC	081-02-41895	02-41895	—
COWLITZ CABLEVISION, INC.	081-02-41877	02-41877	824,096
CP-MDU I LLC	081-02-41940	02-41940	—
CP-MDU II LLC	081-02-41941	02-41941	—
E & E CABLE SERVICE, INC.	081-02-41785	02-41785	250
EASTERN VIRGINIA CABLEVISION HOLDINGS, LLC	081-02-41799	02-41799	250
EASTERN VIRGINIA CABLEVISION, LP	081-02-41800	02-41800	492,912
EMPIRE SPORTS NETWORK, LP	081-02-41844	02-41844	4,041
FAE CABLE MANAGEMENT CORP	081-02-41734	02-41734	250
FOP INDIANA, LP	081-02-41816	02-41816	179,106
FRONTIERVISION ACCESS PARTNERS, LLC	081-02-41819	02-41819	2,214,822
FRONTIERVISION CABLE NEW ENGLAND, INC.	081-02-41822	02-41822	877,364
FRONTIERVISION CAPITAL CORPORATION	081-02-41820	02-41820	250
FRONTIERVISION HOLDINGS CAPITAL CORPORATION	081-02-41824	02-41824	250
FRONTIERVISION HOLDINGS CAPITAL II CORPORATION	081-02-41823	02-41823	250
FRONTIERVISION HOLDINGS, LLC	081-02-41827	02-41827	250
FRONTIERVISION HOLDINGS, LP	081-02-41826	02-41826	400
FRONTIERVISION OPERATING PARTNERS, LLC	081-02-41825	02-41825	250
FRONTIERVISION OPERATING PARTNERS, LP	081-02-41821	02-41821	27,720,020
FRONTIERVISION PARTNERS, LP	081-02-41828	02-41828	250
FT MYERS CABLEVISION, LLC	081-02-41948	02-41948	—
FT. MYERS ACQUISITION LIMITED PARTNERSHIP	081-02-41949	02-41949	250
GENESIS CABLE COMMUNICATIONS SUBSIDIARY, LLC	081-02-41903	02-41903	—
GLOBAL ACQUISITION PARTNERS, LP	081-02-41933	02-41933	1,885,470
GLOBAL CABLEVISION II, LLC	081-02-41934	02-41934	250
GRAFTON CABLE COMPANY	081-02-41788	02-41788	—
GS CABLE, LLC	081-02-41907	02-41907	2,931,365
GS TELECOMMUNICATIONS LLC	081-02-41906	02-41906	—
HARRON CABLEVISION OF NEW HAMPSHIRE, INC.	081-02-41750	02-41750	2,237,474
HUNTINGTON CATV, INC.	081-02-41765	02-41765	—
IMPERIAL VALLEY CABLEVISION, INC.	081-02-41876	02-41876	913,683
KALAMAZOO COUNTY CABLEVISION, INC.	081-02-41922	02-41922	250
KEY BISCAYNE CABLEVISION	081-02-41898	02-41898	138,407
KOOTENAI CABLE, INC.	081-02-41875	02-41875	1,405,055
LAKE CHAMPLAIN CABLE TELEVISION CORPORATION	081-02-41911	02-41911	290,697

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 5 of 6

Court Reporting schedules for Cash Disbursements
for the Month Ended October 31, 2005

LEGAL ENTITY	Account Number	Case Number	Disbursements
LEADERSHIP ACQUISITION LIMITED PARTNERSHIP	081-02-41931	02-41931	—
LOUISA CABLEVISION, INC.	081-02-41760	02-41760	16,947
MANCHESTER CABLEVISION, INC.	081-02-41758	02-41758	—
MARTHA'S VINEYARD CABLEVISION, LP	081-02-41805	02-41805	311,154
MERCURY COMMUNICATIONS, INC.	081-02-41840	02-41840	58,460
MICKELSON MEDIA OF FLORIDA, INC.	081-02-41874	02-41874	356,498
MICKELSON MEDIA, INC.	081-02-41782	02-41782	119,797
MONTGOMERY CABLEVISION, INC.	081-02-41848	02-41848	250
MONUMENT COLORADO CABLEVISION, INC.	081-02-41932	02-41932	175,931
MOUNTAIN CABLE COMMUNICATIONS CORPORATION	081-02-41916	02-41916	1,510
MOUNTAIN CABLE COMPANY, LP	081-02-41909	02-41909	5,012,939
MT. LEBANON CABLEVISION, INC	081-02-41920	02-41920	—
MULTI-CHANNEL TV CABLE COMPANY	081-02-41921	02-41921	638,408
NATIONAL CABLE ACQUISITION ASSOCIATES, LP	081-02-41952	02-41952	2,569,015
OLYMPUS CABLE HOLDINGS, LLC	081-02-41925	02-41925	9,055,706
OLYMPUS CAPITAL CORPORATION	081-02-41930	02-41930	250
OLYMPUS COMMUNICATIONS HOLDINGS, LLC	081-02-41953	02-41953	—
OLYMPUS COMMUNICATIONS, LP	081-02-41954	02-41954	1,250
OLYMPUS SUBSIDIARY, LLC	081-02-41928	02-41928	—
OWENSBORO INDIANA, LP	081-02-41773	02-41773	—
OWENSBORO ON THE AIR, INC.	081-02-41777	02-41777	500
OWENSBORO-BRUNSWICK, INC.	081-02-41730	02-41730	1,936,109
PAGE TIME, INC.	081-02-41839	02-41839	1,222
PARAGON CABLE TELEVISION, INC.	081-02-41778	02-41778	750
PARAGON CABLEVISION CONSTRUCTION CORPORATION	081-02-41775	02-41775	—
PARAGON CABLEVISION MANAGEMENT CORPORATION	081-02-41776	02-41776	—
PARNASSOS COMMUNICATIONS, LP	081-02-41846	02-41846	227,397
PARNASSOS HOLDINGS, LLC	081-02-41845	02-41845	—
PARNASSOS, LP	081-02-41843	02-41843	19,743,524
PERICLES COMMUNICATIONS CORPORATION	081-02-41919	02-41919	250
PULLMAN TV CABLE CO., INC.	081-02-41873	02-41873	541,285
RENTAVISION OF BRUNSWICK, INC.	081-02-41872	02-41872	231,017
RICHMOND CABLE TELEVISION CORPORATION	081-02-41912	02-41912	84,913
RIGPAL COMMUNICATIONS, INC.	081-02-41917	02-41917	—
ROBINSON/PLUM CABLEVISION, LP	081-02-41927	02-41927	522,963
S/T CABLE CORPORATION	081-02-41791	02-41791	250
SABRES, INC.	081-02-41838	02-41838	250
SCRANTON CABLEVISION, INC.	081-02-41761	02-41761	2,230,566
SENTINEL COMMUNICATIONS OF MUNCIE, INDIANA, INC.	081-02-41767	02-41767	—
SOUTHEAST FLORIDA CABLE, INC.	081-02-41900	02-41900	17,676,168
SOUTHWEST COLORADO CABLE INC.	081-02-41769	02-41769	232,564
SOUTHWEST VIRGINIA CABLE, INC.	081-02-41833	02-41833	863,594

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 6 of 6

Court Reporting schedules for Cash Disbursements
for the Month Ended October 31, 2005

LEGAL ENTITY	Account Number	Case Number	Disbursements
STAR CABLE INC.	081-02-41787	02-41787	250
STARPOINT, LIMITED PARTNERSHIP	081-02-41897	02-41897	42,434
SVHH CABLE ACQUISITION, LP	081-02-41836	02-41836	1,185,418
SVHH HOLDINGS, LLC	081-02-41837	02-41837	—
TELE-MEDIA COMPANY OF HOPEWELL-PRINCE GEORGE	081-02-41798	02-41798	258,752
TELE-MEDIA COMPANY OF TRI-STATES, LP	081-02-41809	02-41809	954,011
TELE-MEDIA INVESTMENT PARTNERSHIP, LP	081-02-41951	02-41951	—
TELESAT ACQUISITION LIMITED PARTNERSHIP	081-02-41929	02-41929	—
TELESAT ACQUISITION, LLC	081-02-41871	02-41871	2,347,808
THE GOLF CLUB AT WENDING CREEK FARMS, LLC	081-02-41841	02-41841	250
THE MAIN INTERNETWORKS, INC.	081-02-41818	02-41818	—
THE WESTOVER TV CABLE CO., INC.	081-02-41786	02-41786	250
THREE RIVERS CABLE ASSOCIATES, LP	081-02-41910	02-41910	952,669
TIMOTHEOS COMMUNICATIONS, LP	081-02-41901	02-41901	250
TMC HOLDINGS CORPORATION	081-02-41803	02-41803	500
TMC HOLDINGS, LLC	081-02-41802	02-41802	—
TRI-STATES, LLC	081-02-41810	02-41810	250
UCA LLC	081-02-41834	02-41834	12,242,414
UPPER ST. CLAIR CABLEVISION INC	081-02-41918	02-41918	—
US TELE-MEDIA INVESTMENT COMPANY	081-02-41835	02-41835	250
VALLEY VIDEO, INC.	081-02-41870	02-41870	122,860
VAN BUREN COUNTY CABLEVISION, INC.	081-02-41832	02-41832	179,600
WARRICK CABLEVISION, INC	081-02-41866	02-41866	—
WARRICK INDIANA, LP	081-02-41865	02-41865	183,074
WELLSVILLE CABLEVISION, LLC	081-02-41806	02-41806	320,559
WEST BOCA ACQUISITION LIMITED PARTNERSHIP	081-02-41899	02-41899	1,374,963
WESTERN NY CABLEVSION, LP	081-02-41847	02-41847	—
WESTVIEW SECURITY, INC	081-02-41896	02-41896	—
WILDERNESS CABLE COMPANY	081-02-41869	02-41869	142,284
YOUNG'S CABLE TV CORP	081-02-41915	02-41915	335,710
YUMA CABLEVISION, INC.	081-02-41868	02-41868	1,238,045

Total			$359,655,113

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII	Page 1 of 2

Court Reporting schedules for Insurance Coverage

Coverage**	Company	Policy No.	Term
Commercial Property	Lexington, C N A, RSUI	7474763; 109864833; 341016; 341017	05/16/05 - 05/16/06
Commercial General Liability	AIG (American Home Assurance Co)	5741722	05/16/05 - 05/16/06
Commercial Automobile Liability	AIG (American Home Assurance Co)	MA—2713236 VA—2713235	05/16/05 - 05/16/06
All other states—2713234
Excess Automobile Liability	AIG (Lexington)	All States—1507622	05/16/05 - 05/16/06
Worker's Compensation	AIG (New Hampshire Ins. Co., American International South Insurance Co., and Ins. Co. of the State of PA)	All states except monopolistic policy numbers 6690514; 6609515; 6609516; 6609517	05/16/05 - 05/16/06
Ohio	Ohio Bureau of Workers Compensation	1328524	Ongoing*
Washington State	WA Department of Labor & Industry	083 004 452	10/1/99 - Ongoing*
West Virginia	West Virginia Workers' Compensation	20104948 101	10/1/99 - Ongoing*
Wyoming	Wyoming Department of Employment	366575/989582	10/1/99 - Ongoing*
International Package Policy (Liability & Foreign Voluntary Comp)	ACE USA (ACE American Insurance Co.)	D36870746	10/15/05 - 10/15/06
Employment Practices Liability	AXIS Reinsurance Co.	RBN505212	03/18/05 - 03/18/06

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII	Page 2 of 2

Court Reporting schedules for Insurance Coverage

Coverage **	Company	Policy No.	Term
Aircraft Policy	AIG (National Union Fire Insurance Co.)	GM3380176-03	11/01/05 - 11/01/06
Umbrella Liability	Zurich (American Guarantee & Liability Insurance Co.)	AUC937411602	05/16/05 - 05/16/06
Excess Umbrella Liability	XL, St. Paul	US00006683L105A, Q16400088	05/16/05 - 05/16/06
Special Crime	Liberty Insurance Underwriters	180933013	12/19/04 - 12/31/05
New York Disability	MetLife	117359	12/01/04 - 12/31/05
Pollution Liability	Quanta Specialty Lines Insurance Company	On-site coverage (2000265) Off-site coverage(2000266)	01/01/05 - 01/01/06
Fiduciary Liability Insurance	Houston Casualty Co.	14MG03A2983	12/08/04 - 12/31/05
Primary Directors & Officers Liability	Houston Casualty (U.S. Specialty Insurance Co.)	14MGU04A4702	12/31/04 - 12/31/05
Directors & Officers Liability Tail	Associated Electric & Gas Insurance Services Limited (AEGIS)	D0999A1A00	12/31/03 - 12/31/05 (Extension of 12/31/00-12/31/03 policy)
Excess Directors & Officers Liability	AIG (National Union Fire Insurance Co.).	To Be Determined	12/31/04 - 12/31/05
	Hartford (Twin City Fire Ins. Co.)	To Be Determined	12/31/04 - 12/31/05
	Axis Reinsurance Co.	To Be Determined	12/31/04 - 12/31/05
	Old Republic Insurance Co.	To Be Determined	12/31/04 - 12/31/05
Blanket Fidelity Bond incl ERISA	Great American Insurance Co.	CRP-5339123	05/16/05 - 05/16/06
Technology &Media Professional Liability (Errors and Omissions)	ACE (Illinois Union Insurance Company)	EON G21640104 003	04/01/05 - 04/01/06

*
Ongoing means until the policy is cancelled by Adelphia or carrier

**
The named insured is Adelphia Communications Corporation et al for all of the coverages.

QuickLinks

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) UNAUDITED CONSOLIDATED BALANCE SHEET (Dollars in thousands, except share data)
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts)
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Summary
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule I Court Reporting schedules for Payroll and Payroll Taxes for the Month Ended October 31, 2005
Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales for the Month Ended October 31, 2005
Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended October 31, 2005
Court Reporting schedules for Sales and Other Taxes Paid for the Month Ended October 31, 2005
Court Reporting schedules for Insurance Coverage